Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
EMPLOYMENT AGREEMENT
This Employment Agreement (this "Agreement") is made and entered into effective October 19, 2026 (the "Effective Date") by and between BNB Standard Corporation, a Nevada corporation whose address is 385 S. Pierce Avenue, Suite C, Louisville, Colorado 80027 (the "Company"), and Alex Odagiu, an individual resident of the United Kingdom (the "Executive"). The Executive and the Company may be referred to herein individually as a "Party" or collectively as the "Parties."
AGREED ACKNOWLEDGMENTS
A. The Company is principally engaged in acquiring, holding, managing, and trading BNB tokens and BNB derivatives and, through its subsidiaries, the Company also engages in the manufacture, distribution and retail sale of vaping products and accessories, and provides climate control systems, air handling equipment and related environmental control technologies to the controlled environment agriculture industry (collectively, the "Business").
B. The Company's common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on The Nasdaq Stock Market LLC ("Nasdaq"). The Executive acknowledges that the Executive will serve as an executive officer and a "Section 16 officer" of a public reporting company and will be subject to the obligations, restrictions and policies applicable to such persons.
C. The Business of the Company is highly competitive and requires proprietary digital assets, treasury strategies, timing and execution decisions, risk allocation frameworks, commercial and trading relationships, platform selection, and non-public analyses of market conditions and regulatory exposure, and the Company's competitive advantage depends on the protection and confidentiality of its Confidential Information, goodwill, and strategic placement.
D. Both the Executive and the Company wish to enter into this Agreement to set forth the terms and conditions of the Executive's employment with the Company.
E. "Confidential Information" shall mean all information and materials that relate to the business and affairs of Company, its parents, subsidiaries, affiliates, and/or any of their current or former Related Parties (as defined below), donors, users, viewers, licensors, licensees and distributors, in any form and whether or not labeled or identified as confidential or proprietary, including but not limited to, (a) information about actual or potential investees or grantees; (b) financial and other information about costs, revenue, profits or forecasts; (c) information regarding business strategy, marketing or methods of operation; (d) personnel files and information about compensation and benefits; (e) third party information or materials that Company or its parents, subsidiaries or affiliates agree to hold in confidence; (f) technologies, concepts, methods, sources, methods of doing business, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, development, manufacturing, purchasing, engineering, computer programs (whether in source code or object code), theories, techniques, procedures, strategies, systems, written works, and designs; (g) information and items relating to or concerning officers, members, employees, managers or investors of the Company, their family and associates, and their businesses (collectively, "Related Parties"); (h) private and confidential matters concerning Company or any Related Parties; (i) financial, business, medical, legal, personal and contractual matters of, or pertaining to, Company or any Related Parties; (j) any communication, correspondence, photographs, film or other documents or writings pertaining in any way to Company or any Related Parties; and (k) digital asset wallet addresses, private keys, seed phrases, custody, multi-signature and key-management arrangements, staking and validator configurations, execution venues, counterparties and trading relationships, execution algorithms and strategies, hedging arrangements, and treasury acquisition, disposition and risk policies. Confidential Information shall not include: (i) information or materials that are or become generally known to the public through lawful means not in violation of this Agreement; or (ii) information or materials known to the Executive without confidentiality restrictions prior to the initial disclosure by or on behalf of the Company or its Related Parties.
F. The Executive acknowledges that, in the course of Executive's services hereunder, Executive may come across personally identifiable information protected by state, federal and/or local privacy laws and/or Company policies and Executive shall take care that such information is not exposed or at risk of being exposed to any third party.
G. The Company has a valuable and proprietary interest in the Confidential Information described in paragraph E above and has expended considerable time and money to safeguard and protect such information from direct or indirect divulgence of same by its employees, including the Executive. Any divulgence of such information will constitute an irreparable injury to the Company and the Company's customers.
H. The Executive acknowledges that, in the course of the Executive's employment with the Company, the Executive will frequently come into contact with the Company's investors and commercial and financial providers to such an extent that the Executive may be able to control or direct, in whole or in part, the business and relationships between the Company and its investors and commercial and financial providers using the Company's Confidential Information.
I. The Executive acknowledges that (i) the Executive's position with the Company will be one of great trust and confidence requiring that the Executive exercise a high degree of loyalty, honesty, and integrity, (ii) the Executive has read and understood the terms of this Agreement and signed the same as a free and voluntary act, and (iii) the Executive has freely chosen to enter into this Agreement because of a desire to take advantage of the specific and unique opportunities offered by employment with the Company and the additional benefits provided for herein.
AGREEMENTS
In consideration of the Agreed Acknowledgments and the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:
1. Acknowledgments. The acknowledgments set forth above are accurate and are hereby incorporated by reference in this Agreement.
2. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company on the terms and conditions set forth in this Agreement. The Company confirms that, on or before the date of this Agreement, (i) the Board (as defined below) has approved this Agreement and the Executive's appointment; (ii) the Executive has completed the Company's background, reference and regulatory screening processes to the Company's satisfaction and the Executive's eligibility to work in the United Kingdom has been verified; and (iii) the Company and the Executive have executed and delivered the Indemnification Agreement (as defined in Section 8(f)) and the Executive has delivered a completed director and officer questionnaire. The Executive confirms that the representations set forth in Section 13(l) are accurate in all material respects as of the date of this Agreement. The Company's execution of this Agreement is conclusive evidence that the matters in clauses (i) through (iii) have been completed or waived.
3. Duties.
(a) Position. The Executive shall be employed by the Company as its Chief Executive Officer and principal executive officer and, as such, shall have such responsibilities and authority as are customary for such position of a company of similar size and nature as the Company as may be reasonably assigned by the Board of Directors of the Company (the "Board") from time to time, and all other officers and employees of the Company and its subsidiaries shall report, directly or indirectly, to the Executive. The Executive shall faithfully perform for the Company the duties of such position to the best of the Executive's ability and shall report directly and solely to the Board. The Executive shall have customary chief executive officer authority over strategy execution, personnel and operations, within budgets approved by the Board and subject to the powers reserved to the Board, Board resolutions and the Company's delegation of authority policy, each as the Board may amend from time to time. The Chief Financial Officer and the Chief Legal Officer and Corporate Secretary may report to the Audit Committee or the Board on audit, compliance and legal matters, and that reporting shall not limit the Executive's authority. A non-executive Chair of the Board performing customary board leadership functions shall not alter the Executive's reporting line. The Company shall procure a documented handover to the Executive of the principal executive officer certification process, financial reporting and any outstanding internal control matters from the Company's current interim principal executive officer before the first certification due after the Effective Date. At all times during the Employment Period, the Executive shall adhere to all of the Company's policies, rules and regulations governing the conduct of its employees, including without limitation, any compliance manual, code of ethics, employee handbook or other policies adopted by the Company from time to time, subject to Section 13(n).
(b) Board Service. The Executive shall continue to serve as a member of the Board, subject to election by the Company's stockholders, without additional compensation for such service, including any director cash fees or director equity awards. As of the Effective Date, the Executive shall cease to be eligible for compensation under the Company's Non-Employee Director Compensation Policy and the Board Committee Extraordinary Service Compensation Policy. Upon the termination of the Executive's employment, the Executive shall resign from the Board as provided in Section 9(g). Each of the Company and the Executive acknowledges that the nomination rights of YZiLabs Management Ltd. (together with its affiliates and related funds, “YZiLabs”) under the Cooperation Agreement between the Company and YZiLabs, as amended from time to time (the “Cooperation Agreement”), including any right to designate a replacement director following resignation by the Executive from the Board for any reason (who may be the Executive), are governed by the Cooperation Agreement, and that this Agreement specifically does not confer any continuing Board seat right to the Executive.
4. Extent of Services. Except for illnesses, national holidays, and vacation periods, the Executive shall devote the Executive's full business time and attention and the Executive's best efforts to the furtherance of the Company's interests and performance of the Executive's duties and responsibilities under this Agreement. Notwithstanding the foregoing, the Executive may participate in charitable, academic, speaking, writing, teaching, research, community, religious or other non-profit activities, and in trade or professional organizations, manage passive personal investments, the activities set forth on Exhibit A, or such other activities as specifically agreed to in writing by the Board in advance from time to time, such agreement not to be unreasonably withheld (such activities, the "Permitted Activities"), provided that all of the Executive's activities outside of the Executive's duties to the Company, individually or in the aggregate, shall comply with the Company's conflict of interest policies and corporate governance guidelines as in effect from time to time, do not otherwise interfere with the Executive's duties and responsibilities to the Company, and do not compete with or materially and adversely affect the Business of the Company. For the avoidance of doubt, Executive shall not become a director of any for-profit entity without first receiving the approval of the Board, which shall not be unreasonably withheld provided that the Executive shall not serve on the board of directors of more than one (1) other public reporting company at any time. Subject to the provisions of Section 10 herein, the Executive may make any passive investment in any publicly traded entity, or own one percent (1%) or less of the issued and outstanding voting securities of any entity, provided, in any event, that the Executive is not obligated or required to, and shall not in fact, devote any consulting or managerial effort or service therewith, except for the Permitted Activities. All Permitted Activities are subject to the Company's insider trading policy and digital asset trading policy, including the restrictions on trading BNB and any other digital asset the Company holds or is evaluating.
YZiLabs Resignations. No later than the Effective Date, the Executive shall resign from all positions with YZiLabs, including as an Investment Partner and as a Venture Partner of YZiLabs, from every investment committee of YZiLabs and its affiliates and related funds, and from every board seat and observer role held by reason of his relationship with YZiLabs (other than his seat on the Board), and shall deliver written evidence of those resignations to the Company on or before the Effective Date.
Retained YZiLabs Interests. The Executive may retain, as passive interests, the carried interest, co-investment and other economic interests granted or acquired under fund documents or other arrangements of YZiLabs in effect on the Effective Date, whether or not then vested, together with any vesting, distributions and proceeds in respect of those interests, and any carried interest, co-investment right, fee or other economic benefit to which the Executive is or becomes entitled under arrangements of YZiLabs in respect of any investment or transaction that the Executive introduced to YZiLabs on or before the Effective Date, whether it closes before or after the Effective Date, provided that the Executive performs no services for YZiLabs in respect of any such investment or transaction after the Effective Date, in each case as listed on the confidential schedule in paragraph 2 of Exhibit A. Those interests carry no further service obligation and shall be disclosed as required under Item 404 of Regulation S-K. The Executive shall update the schedule annually and promptly upon becoming aware that any YZiLabs portfolio company has become a counterparty of the Company.
The Executive represents, warrants and covenants that, except as listed on Exhibit A, the Executive does not have, and during the Employment Period will not acquire, any direct or indirect economic interest in any investment manager, sub-adviser, custodian, prime broker, market maker, trading venue, validator, staking provider or other service provider to the Company or any of its subsidiaries with respect to digital assets (including, without limitation, 10X Capital Asset Management LLC and YZiLabs Asset Management LLC and their respective affiliates), other than (i) the Company itself and (ii) any interest disclosed in writing to the Board in advance of its acquisition and approved by the disinterested members of the Board. The Executive shall promptly disclose to the Board any actual or potential conflict of interest and any transaction or relationship that would be required to be disclosed under Item 404 of Regulation S-K or under the Company's related person transaction policy.
5. Place of Performance. The Executive will principally be expected to work remotely from the United Kingdom until the Executive is authorized to perform services for the Company in the United States (the "Interim Period"), and thereafter remotely from a location in a state of the United States selected by the Executive (the States of New York, New Jersey, Connecticut and Florida being approved by the Board as of the Effective Date, and any other state being subject to the approval of the Board, which approval shall not be unreasonably withheld), with at least sixty (60) days' prior written notice to the Company of any change of state so that payroll registration and withholding can follow, and shall travel as reasonably required, including for meetings of the Board and its committees, stockholder meetings, investor, analyst and financing meetings, and industry events, for the proper performance of the Executive's duties under this Agreement. The Company shall sponsor a petition for O-1 classification (or such other employment-based classification as the Parties may agree) on the Executive's behalf, shall instruct immigration counsel and file the petition as promptly as practicable and in any event within sixty (60) days after the Effective Date (subject to the Executive's timely cooperation), and the Executive shall cooperate in its preparation and prosecution. The Company shall bear the employer-side costs of obtaining and maintaining the Executive's work authorization for his role with the Company. The Company shall provide no immigration support related to any activity outside the Executive's role with the Company. Until such authorization is obtained, the Executive shall not perform services for the Company in the United States other than activities permitted in business visitor status. During the Interim Period, the Company shall pay the Executive through a United Kingdom payroll provider and shall bear all employer payroll taxes, including employer National Insurance contributions, and statutory pension auto-enrolment contributions, with foreign exchange mechanics as agreed by the Parties, and no employer National Insurance contributions shall be transferred to the Executive, and the Parties shall execute such additional documentation as may reasonably be required for that purpose, on terms that preserve the economic terms of this Agreement. During the Interim Period, the Executive shall not negotiate or conclude contracts on behalf of the Company while physically present in the United Kingdom except in accordance with protocols approved by the Board for that purpose, which the Board shall adopt on or before the Effective Date, or as otherwise approved in advance by the Board.
6. Term; At-Will Employment; Termination. This Agreement and the Executive's employment hereunder shall commence on the Effective Date and continue until terminated in the manner set forth herein (such period, the "Employment Period"). Notwithstanding any other provision of this Agreement to the contrary, either Party may terminate this Agreement, at any time, without Cause (as defined below), by providing the other Party with 30 days' prior written notice (such 30-day period, the "Notice Period"), and the Executive may terminate this Agreement for Good Reason (as defined below) in accordance with Section 9(b); provided, further that, in the event that Executive gives notice of resignation without Good Reason, the Company, in its sole discretion, can require that Executive accelerate the effective date of his resignation, in which case the Company shall pay the Base Salary, and continue the benefits (placing the Executive on paid leave where necessary to maintain eligibility under the Company's benefit plans), that would have been provided through the end of the Notice Period. During any Notice Period, the Company may, in its sole discretion, relieve the Executive of some or all of the Executive's duties, authority, title and access to Company systems, personnel and facilities, while continuing to pay Base Salary and provide benefits through the Date of Termination, and no such action shall constitute Good Reason or a termination without Cause. The Company may terminate this Agreement without notice if Cause for termination exists. The employment of the Executive by the Company shall also terminate immediately upon death of the Executive, and the Company may terminate the Executive's employment upon the Executive's Disability. Upon termination, Executive's entitlement to any further compensation shall be as stated in Section 9 below. A termination of the Executive's employment by the Company on notice under this Section 6 for any reason other than Cause, death or Disability is a termination without Cause for purposes of Section 9. Immediately upon the Executive terminating or being terminated from the Executive's employment with the Company for any reason, notwithstanding anything else appearing in this Agreement or otherwise, the Executive will stop serving the functions of the Executive's terminated or expired position(s), including but not limited to any director or officer positions at the Company or any of its affiliates, and shall be without any of the authority or responsibility for such position(s), and the Executive shall be deemed to have resigned from all such positions as provided in Section 9(g).

For purposes of this Agreement, the term "Cause" means that the Executive: (i) has been convicted of, or entered a plea of guilty or "nolo contendere" to, (x) a felony or (y) a crime involving fraud, dishonesty, or breach of trust or that materially harms the standing or reputation of the Company, (ii) has willfully and deliberately violated any of the Executive's material obligations under this Agreement, any proprietary rights, non-competition, nondisclosure or other restrictive covenant agreements in effect between the Executive and the Company, including such agreements in this Agreement, (iii) has willfully and deliberately failed to perform the Executive's material duties assigned by, or to follow the lawful orders and direction of, the Board (other than by reason of illness or disability), (iv) has willfully committed illegal conduct, gross misconduct, or fraud in connection with the Business of the Company, (v) has engaged in willful misappropriation or embezzlement of any of the Company's funds, digital assets or property, (vi) has willfully and deliberately engaged in conduct that materially violated the Company's then existing written internal policies or procedures and which is reasonably expected to cause harm to the Business or reputation of the Company, (vii) has materially violated the Company's insider trading policy, disclosure policy or Regulation FD procedures, or the Company's digital asset custody, treasury or personal trading policies, (viii) has become subject to (A) a "disqualifying event" described in Rule 506(d)(1)(i) through (viii) under the Securities Act, (B) a statutory disqualification within the meaning of Section 3(a)(39) of the Exchange Act, or (C) any order of the Securities and Exchange Commission (the "SEC"), the Commodity Futures Trading Commission, any self-regulatory organization or any other governmental authority barring or suspending the Executive from serving as an officer or director of a public reporting company or from association with any regulated entity, (ix) has breached the Executive's fiduciary duties to the Company in a manner that is materially injurious to the Company, or (x) has failed, following written request from the Board, to cooperate in any internal investigation authorized by the Board or in any investigation, examination or proceeding by any governmental or self-regulatory authority relating to the Company; provided, however, that the grounds set forth in clauses (ii), (iii), (vi), (vii) and (x), if curable, shall not constitute Cause unless the Company shall have notified Executive in writing describing such grounds and Executive shall have failed to cure such grounds within fifteen (15) business days after receipt of such written notice.
No act or omission shall constitute Cause unless the Company has given the Executive written notice describing the grounds in reasonable detail and, if the grounds are reasonably capable of cure, the Executive has failed to cure them within fifteen (15) business days after receipt of the notice. Grounds under clauses (i), (v) and (viii), and any act involving fraud, embezzlement or willful misconduct, shall be deemed not capable of cure. The Executive shall not be entitled to cure the same or substantially similar grounds more than once in any twelve (12)-month period. Any determination of Cause shall be made in good faith by a majority of the members of the Board then in office, excluding the Executive, after the Executive has been given written notice of the grounds and a reasonable opportunity, with counsel, to be heard, and the Company shall not assert Cause on the basis of an act or omission of which the Board had actual knowledge for more than one hundred twenty (120) days without having given the notice described in this paragraph.
For the avoidance of doubt, none of the following, by itself, shall constitute Cause: (A) the failure to achieve any performance goal under Exhibit B, any objective established for the Annual Incentive Bonus, or any other financial or operating target of the Company; (B) any action taken or omitted by the Executive in good faith and in the reasonable belief that it was in the best interests of the Company, unless it violates applicable law, the Company’s written policies or a lawful direction of the Board; (C) any delay in obtaining, or any denial of, authorization for the Executive to work in the United States, unless caused by the Executive’s failure to cooperate as required by Section 5 or by any misrepresentation or omission of the Executive; or (D) any act or omission approved or ratified by the Board, or taken in good faith in reasonable reliance on the advice of the Company's counsel.

For purposes of this Agreement, "Disability" means the Executive's inability, due to physical or mental incapacity, to perform the essential functions of the Executive's position, with or without reasonable accommodation, for one hundred eighty (180) days (whether or not consecutive) in any three hundred sixty-five (365)-day period or for one hundred twenty (120) consecutive days. Any question as to the existence of a Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company (or, if they cannot agree, by a third physician selected by physicians designated by each of them), and such determination shall be final and conclusive for all purposes of this Agreement. All actions taken in connection with a Disability shall be taken in a manner consistent with the Americans with Disabilities Act and other applicable federal, state and local law, and the Company's temporary reassignment of the Executive's duties during any period of incapacity shall not constitute Good Reason.
7. Compensation.
a. Salary. Initially, the Company shall pay the Executive an annualized base salary (the "Base Salary") of $525,000 per year, which shall be payable in equal installments on the Company's regular biweekly payroll cycle (and, during the Interim Period, through the United Kingdom payroll provider described in Section 5), less customary or legally required withholdings and deductions, for periods actually worked by the Executive.
b. Incentive Bonus Program. The Executive shall be eligible to receive an Annual Incentive Bonus pursuant to the Company's Annual Incentive Plan to be adopted by the Board (or an authorized committee thereof), which plan may be amended or modified from time to time. Executive's target Annual Incentive Bonus for each calendar year shall be 75% of Base Salary (the "Target Bonus"), subject to the achievement of Company performance and individual objectives, weights and accounting conventions established by the Compensation Committee (as defined below) after consultation with the Executive, for calendar year 2027 within sixty (60) days after the Effective Date and for each later calendar year within sixty (60) days after the start of that year. Subject to Section 10 of Exhibit B, the Compensation Committee shall make no change to established objectives that is adverse to the Executive with retrospective effect, other than adjustments for extraordinary events, which the Compensation Committee shall explain to the Executive in writing. The Compensation Committee may award an Annual Incentive Bonus above the Target Bonus for extraordinary performance in its sole, reasonable discretion. For calendar year 2026, the Company shall pay an Annual Incentive Bonus equal to the Target Bonus, prorated for the portion of 2026 during which the Executive is employed, no later than March 15, 2027, and the Board may award a larger amount in its reasonable discretion. The Annual Incentive Bonus for a completed year of employment shall be paid no later than March 15 of the following year. An Annual Incentive Bonus for a completed calendar year shall be paid whether or not the Executive is employed by the Company on the payment date, other than where the Company has terminated the Executive's employment for Cause before the payment date.
c. Annual Equity Refresh Grants. In each calendar year during the Employment Period in which Executive is actively serving as the Chief Executive Officer on the regularly-scheduled date of annual grants of long-term incentives to senior executives, Executive shall be eligible to participate in the Company's equity compensation program, and, beginning with the 2027 grant cycle, may be granted additional equity compensation annually, subject to availability of shares under the Company's equity incentive plan then in effect, Executive's performance and Board (or authorized committee) approval. The Board (or authorized committee) will determine the vehicles and mix of the annual equity refresh grants. Annual equity refresh grants are intended to be performance-based, reflecting Company and individual performance metrics, and no minimum grant value or value range is guaranteed. The Compensation Committee shall communicate to the Executive in advance the criteria it will apply to each annual refresh grant and shall communicate its decision and reasons by March 31 of each year.
d. New Hire Equity Grant. In connection with the Executive's commencement of employment with the Company and subject to approval by the Compensation Committee of the Board (the "Compensation Committee"), Executive shall receive a grant of a number of restricted stock units equal to two and one-half percent (2.5%) of the shares of the Company's common stock outstanding at the close of business immediately before the date of grant, rounded to the nearest whole unit (with one-half rounded up) (the "New Hire Grant"). Based on the 48,773,114 shares outstanding as of October 7, 2026, the New Hire Grant would be 1,219,328 restricted stock units. Forty percent (40%) of the New Hire Grant, rounded to the nearest whole unit (with one-half rounded up) (487,731 restricted stock units on that basis), shall consist of restricted stock units that vest based solely on continued service (the "Time-Based RSUs"), and the balance of the New Hire Grant, being sixty percent (60%) (731,597 performance stock units on that basis), shall consist of performance stock units that are earned based on the achievement of performance goals (the "PSUs"), in each case as set forth in Exhibit B. The New Hire Grant shall be made under the Company's 2026 Equity Incentive Plan (the "2026 Equity Plan"), subject to approval of the 2026 Equity Plan by the Company's stockholders, and shall be granted within ten (10) business days following the later of the Effective Date and the date of such stockholder approval, subject to Executive commencing employment on the Effective Date. If the Company's stockholders do not approve the 2026 Equity Plan at the meeting scheduled for December 4, 2026, the Company shall resubmit the 2026 Equity Plan for approval at its next meeting of stockholders and shall grant the New Hire Grant within ten (10) business days after approval. Service and performance under the New Hire Grant shall be measured from the Effective Date regardless of the date of grant, and no delay in grant or certification shall reset the vesting schedule. The Time-Based RSUs and the PSUs shall vest in accordance with Exhibit B, subject to Executive's continued service to the Company through the applicable vesting dates (except as otherwise provided in Section 9 and Exhibit B) and to the terms of the 2026 Equity Plan and the underlying award agreement, which shall be consistent with, and shall not be construed to reduce, the rights provided by this Section 7(d), Section 9 and Exhibit B.
8. Fringe Benefits.
a. Employee Benefit Plans. The Executive will be eligible to participate in any employee benefit plans including, without limitation, group insurance, profit sharing and 401(k) plans, sponsored generally by the Company for its similarly situated employees as may be offered from time to time. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time.
b. Paid Time Off. The Executive shall be entitled to not less than twenty (20) days of paid time off in each calendar year (prorated for any partial year), in addition to the paid holidays under Section 8(c), or such greater entitlement as the Company's policies as in effect from time to time provide, and, during the Interim Period, not less than the minimum required by the law of the United Kingdom. Unused paid time off shall not carry over to the following calendar year, and accrued but unused paid time off shall not be paid on any termination of employment, in each case except as required by applicable law.

c. Holidays. The Executive shall be entitled to receive paid holidays under the guidelines established by the Company from time to time for the Company's executive and management employees.
d. Business Expense Reimbursement. Subject to the Company's policies and procedures for the reimbursement of business expenses incurred by its executive and management employees, the Company shall reimburse the Executive for reasonable expenses incurred by the Executive in connection with the performance of the Executive's duties pursuant to this Agreement, including, but not limited to, travel expenses, professional conventions or similar professional functions and other reasonable business expenses. The Executive agrees to provide the Company with receipts and/or documentation sufficient to permit the Company to take its full business expense deduction. The Company shall have no obligation to reimburse the Executive for expenses claimed if the Executive does not provide sufficient receipts and/or documentation. The Executive shall submit requests for reimbursement of business expenses at least once every month or as otherwise required pursuant to the Company's business reimbursement policy.
e. Miscellaneous Benefits. The Executive is also entitled to receive any other fringe benefits that Company may from time to time make available generally to its similarly situated management employees.
f. Indemnification; D&O Insurance. On or before the Effective Date, the Company and the Executive shall enter into the Company's standard form of Indemnification Agreement for directors and executive officers (the "Indemnification Agreement"), the terms of which are incorporated herein by reference. The Executive's rights to indemnification, advancement of expenses and directors' and officers' liability insurance coverage, both during the Employment Period and following the Date of Termination (including any post-termination coverage period and any "tail" coverage required in connection with a Change in Control), shall be governed by the Indemnification Agreement, the Company's articles of incorporation and bylaws, each as amended, and the Nevada Revised Statutes. In the event of any conflict between this Agreement and the Indemnification Agreement, the Indemnification Agreement shall control. Nothing in this Agreement shall be construed to reduce, limit or supersede any right of the Executive under the Indemnification Agreement, and the rights provided thereunder are in addition to, and not in lieu of, any other indemnification, advancement, contribution or insurance rights available to the Executive. No such right may be reduced or waived except by the express written agreement of the Executive. This Section 8(f) and the Indemnification Agreement shall survive the termination of the Executive's employment and of this Agreement. The Company shall be the indemnitor of first resort, ahead of any indemnification available to the Executive from YZiLabs or its affiliates, for claims arising from the Executive's service to the Company. The Company shall not be the indemnitor of first resort for, and the Executive's rights under this Section 8(f) and the Indemnification Agreement shall not extend to, claims arising solely from the Executive's service to YZiLabs in a capacity other than as a director or officer of the Company, including any act or omission on behalf of YZiLabs in a matter in which YZiLabs or its affiliates are adverse to the Company. Proceedings initiated by the Executive are excluded, other than proceedings to enforce the Indemnification Agreement or this Agreement.
g. Legal Fees; Relocation. The Company shall pay directly or reimburse the reasonable fees and expenses of the Executive's independently selected counsel for advice on his appointment as Chief Executive Officer and on this Agreement and the New Hire Grant, and for personal United Kingdom and United States tax and immigration advice relating to his new hire arrangements, up to an aggregate of $50,000, including fees incurred before the Effective Date, within thirty (30)

days after receipt of reasonably detailed invoices, which may be redacted to preserve privilege. These amounts cover the Executive's personal representation only, and YZiLabs and its counsel shall have no role in that representation. The Company shall also reimburse the Executive's reasonable relocation expenses up to $15,000, documented in accordance with the Company’s reimbursement policies and procedures. The Company's own legal fees and employer-side immigration costs are additional.
9. Effects of Termination.
a. Accrued Benefits. Upon termination of Executive for any reason, Company shall pay or provide to the Executive or, in the event of the Executive's death, to the estate of the Executive:
i. any earned and accrued but unpaid Base Salary through the effective date of Executive's termination (the "Date of Termination") payable in accordance with the Company's normal payroll practices;
ii. reimbursement for any unreimbursed business expenses incurred through the Date of Termination in accordance with Section 8(d); and
iii. all other applicable payments or benefits to which the Executive shall be entitled, and paid or provided in accordance with, the terms of any applicable arrangement, plan or program described by Section 8 (collectively, Sections 9(a)(i) through 9(a)(iii), payable in accordance with this Section 9(a), shall be hereafter referred to as the "Accrued Benefits").
b. Termination without Cause or with Good Reason. In the event that the Company terminates Executive's employment without Cause or Executive terminates his employment with Good Reason, in either case other than during the Change in Control Protection Period (as defined in Section 9(c)) (a "Qualifying Termination"), the Company will pay or provide to the Executive (in addition to the Accrued Benefits payable under Section 9(a)), subject to Section 9(e), (i) continued payment of the Executive's Base Salary for a period of six (6) months from the Date of Termination if the Date of Termination occurs before the first anniversary of the Effective Date, or twelve (12) months from the Date of Termination if it occurs on or after that anniversary (the applicable period, the "Severance Period"), payable in installments in accordance with the Company's normal payroll practices over the Severance Period (the "Severance Payment"); (ii) a lump sum cash payment equal to the Target Bonus multiplied by a fraction, the numerator of which is the number of months in the Severance Period and the denominator of which is twelve (12), payable within sixty (60) days following the Date of Termination (the "Severance Bonus"); (iii) the COBRA reimbursement described in Section 9(c)(iii) for a period of up to the length of the Severance Period to the extent that the Executive is legally residing in the United States as of the Date of Termination; (iv) any earned but unpaid Annual Incentive Bonus for a completed calendar year before the year of the Date of Termination, payable when it would otherwise have been paid; and (v) the treatment of the Time-Based RSUs and the PSUs provided for a Qualifying Termination in Section 9 of Exhibit B; provided that no Annual Incentive Bonus shall be payable for the year in which the Date of Termination occurs; provided further that the first payment of the Severance Payment shall be made on the later of (a) the fifteenth (15th) day after the Date of Termination or (b) the fifteenth (15th) day following execution of the release referred to in Section 9(e) (but in any event no later than 60 days following the Date of Termination), and will include payment of any amount of the Severance Payment that was otherwise due prior thereto.
For purposes of this Agreement, "Good Reason" shall mean the existence of any of the following: (i) a material diminution in Executive's title, authority, duties, or responsibilities from those applicable to him as of the Effective Date (including the Executive's right under Section 3(a) to report directly and solely to the Board); (ii) a material diminution of Executive's Base Salary or Target Bonus opportunity (except, in the case of Base Salary, as part of an across-the-board reduction applying proportionately to the base salaries of all Company executive officers); (iii) failure of any successor or assignee of the Company to assume this Agreement as contemplated by Section 11; (iv) a material breach by the Company of any provision of this Agreement, the award agreement evidencing the New Hire Grant or the Indemnification Agreement; (v) the required relocation of the Executive's principal place of employment by more than fifty (50) miles, or any requirement that the Executive relocate his principal residence, in each case other than a relocation contemplated by Section 5 or requested by the Executive; (vi) the appointment of an executive chair of the Board or of any officer with authority over the Executive (a non-executive Chair of the Board performing customary board leadership functions shall not constitute Good Reason); or (vii) the failure to grant the New Hire Grant within thirty (30) days after the later of the Effective Date and the stockholder approval described in Section 7(d), other than by reason of the Executive's failure to execute the award agreement. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, any assertion by Executive of a Good Reason termination shall not be effective unless all of the following conditions are satisfied: (i) the conditions described in the preceding sentence giving rise to Executive's termination of employment must have arisen without Executive's written consent; (ii) Executive must provide written notice to the Company of such condition and Executive's intent to terminate employment within 90 days after the Executive first becomes aware of the existence of the condition (and in any event within 180 days after the initial existence of the condition); (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (iv) the date of Executive's termination of employment must occur within 90 days after the notice provided by Executive pursuant to clause (ii).
c. Termination in Connection with a Change in Control. If the employment of the Executive should be involuntarily terminated by the Company without Cause or if the Executive terminates due to Good Reason, in each case, during the twelve (12) month period following the consummation of a Change in Control, as defined in Exhibit C hereto (the "Change in Control Protection Period"), the Company will pay or provide to the Executive (in addition to the Accrued Benefits payable under Section 9(a) and the Severance Payment under Section 9(b), which shall be payable under this Section 9(c) with a Severance Period of twelve (12) months, but in place of the Severance Bonus), subject to Section 9(e):
i. any accrued but unpaid Annual Incentive Bonus for any completed year of employment prior to the year of the Date of Termination, payable when the applicable Annual Incentive Bonus for such completed year of employment would have otherwise been paid (but in any event no later than two and a half months following the completion of such year);
ii. a lump sum cash payment equal to the sum of (A) twelve (12) months of the Executive's Base Salary and (B) one hundred percent (100%) of the Target Bonus for the year in which the Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of days the Executive was employed by the Company during such year and the denominator of which is 365, payable within sixty (60) days following the Date of Termination;
iii. if the Executive is eligible for and timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), reimbursement of the monthly COBRA premium paid by the Executive for the Executive and the Executive's eligible dependents, less the amount that active employees pay for comparable coverage, until the earliest of (A) the twelve (12)-month anniversary of the Date of Termination, (B) the date the Executive is no longer eligible for COBRA continuation coverage, and (C) the date the Executive becomes eligible for group health coverage from another employer. If the Company determines in good faith that such reimbursements would violate the nondiscrimination requirements applicable to insured group health plans, or would result in the imposition of excise taxes or penalties under the Patient Protection and Affordable Care Act or Section 105(h) of the Code, the Company may instead pay the Executive a fully taxable monthly cash payment in the same amount for the same period;
iv. accelerated vesting with respect to the unvested portion of each outstanding equity award and cash award held by the Executive that vests solely based on continued service (including, without limitation, the Time-Based RSUs), such that such awards shall vest in full, and, with respect to each outstanding award that vests based on the attainment of performance criteria, vesting at the greater of target performance (meaning one hundred percent (100%) of the units allocated to the applicable metric or tranche) and actual performance measured as of the date of the Change in Control in accordance with Exhibit B.
For the avoidance of doubt, this Section 9(c) shall apply to a termination occurring prior to the consummation of a Change in Control only if such termination occurs at the request of a third party that has taken steps reasonably calculated to effect a Change in Control or otherwise in connection with or in anticipation of a Change in Control that is subsequently consummated. In such case, the Executive shall initially receive the payments and benefits described in Section 9(b), and, upon consummation of the Change in Control, shall receive the excess (if any) of the amounts payable under this Section 9(c) over the amounts previously paid or payable under Section 9(b), in a lump sum within sixty (60) days following such consummation, subject to Section 13(j).
d. Death or Disability. If the Executive's employment terminates by reason of the Executive's death or Disability, the Company shall pay or provide the Accrued Benefits and, subject to Section 9(e) (which, in the case of death, may be executed by the executor of the Executive's estate): (i) a lump sum cash payment equal to the Target Bonus for the year in which the Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of days the Executive was employed by the Company during such year and the denominator of which is 365, payable within sixty (60) days following the Date of Termination (in the case of death, the Date of Termination being the date of death); (ii) accelerated vesting of that portion of each outstanding service-vesting equity award (including earned but unvested PSUs) that would have vested had the Executive remained employed for twelve (12) months following the Date of Termination; and (iii) in the case of Disability, the COBRA reimbursement described in Section 9(c)(iii) for a period of up to twelve (12) months.
e. Release. Any payments or benefits by the Company required under Sections 9(b), 9(c) and 9(d) shall be conditioned on and shall not be payable unless the Company receives from the Executive within the time period specified in the release (not to exceed sixty (60) days following the Date of Termination) a fully effective and non-revocable written release, substantially in the form attached as Exhibit D, of any and all past, present or future claims that the Executive may have against the Company or any of its affiliates and any of their respective officers, directors and other Related Parties (all claims released in this Section 9(e) being referred to as the "Released Claims"), provided, however, that the Released Claims shall not include (A) any claim by the Executive for indemnification from the Company relating to any act or omission prior to the Date of Termination, in each instance to the extent the Executive would have the right to be indemnified therefor under (and not otherwise prohibited or restricted by) (i) the laws of the State of Nevada, (ii) any Federal law applicable to the Company or the Executive, (iii) the Company's articles of incorporation or bylaws, as amended, and (iv) the Indemnification Agreement; (B) any right to coverage under any directors' and officers' liability insurance policy; (C) any right to the payments and benefits expressly provided under this Section 9; (D) any vested benefit under any Company employee benefit plan and any vested equity award; (E) any rights the Executive may have solely in the Executive's capacity as a stockholder of the Company; and (F) any claim that may not lawfully be released or waived. The Company agrees to provide a form of release within seven (7) days of the Date of Termination. Any equity award whose vesting or settlement is conditioned on the release shall be held, and shall not be forfeited, while the release is under consideration and until the revocation period has expired.
f. No Mitigation; Offset; No Duplication. The Executive shall not be required to seek other employment or otherwise mitigate the amount of any payment provided for under this Section 9, and no such payment shall be reduced by any compensation earned by the Executive from other employment, except that COBRA reimbursements shall cease as provided in Section 9(c)(iii). Any Severance Payment or other severance benefit payable hereunder shall be reduced (but not below zero), on a dollar-for-dollar basis, by (i) any amount the Company is required to pay the Executive under the Worker Adjustment and Retraining Notification Act or any similar federal, state, local or foreign law, and (ii) any severance, notice or termination payment payable to the Executive under any other plan, program, policy or agreement of the Company or any of its affiliates (other than Base Salary and benefits paid in respect of a Notice Period under Section 6 while the Executive remains employed, which are not severance, notice or termination payments for this purpose).
g. Resignation from Positions. Effective as of the Date of Termination, the Executive shall be deemed to have resigned from all positions the Executive then holds as an officer, director, manager, trustee or fiduciary of the Company and each of its subsidiaries and affiliates and of any employee benefit plan of the Company, and shall promptly execute and deliver such documents as the Company may reasonably request to evidence such resignations. The Executive's failure to execute any such document shall not affect the effectiveness of such resignations.
h. Public Announcement. The Company shall control the form, content and timing of any public disclosure concerning the Executive's employment, appointment, compensation, departure or termination, including any Current Report on Form 8-K and any related press release, consistent with the Company's obligations under Item 5.02 of Form 8-K and other applicable law. The Company shall provide the Executive with a reasonable opportunity to review and comment on any such disclosure describing the Executive's appointment or compensation or the circumstances of the Executive's departure, and the Executive shall not make any public statement inconsistent with the Company's disclosure. If the Executive furnishes the Company with any correspondence contemplated by Item 5.02(a) of Form 8-K, the Company shall file such correspondence as required.
10. Restrictions; Executive Covenants.
a. Purpose. As previously acknowledged, the Company has Confidential Information (as additionally defined in Section 10(f) below) that the Company is seeking to protect. In order to participate in the benefits of a position of trust with the Company, the Company requires a written commitment from Executive that its trust will not be misplaced and its investments lost or damaged because of Executive's exploitation of such Confidential Information. Accordingly, the Executive makes the following promises regarding the Executive's activities.
b. Best Efforts. The Executive will at all times perform all of the Executive's assigned duties faithfully and exert the Executive's best efforts to fully perform those duties pursuant to the express and implicit terms of this Agreement to the reasonable satisfaction of the Company. During the Employment Period, Executive will not engage in or become interested in any calling, activity, or other business which is or may be contrary to or in competition with the interests and welfare of the Company or its subsidiaries, other than the Permitted Activities and the interests disclosed on Exhibit A, which shall not be deemed to breach this Section 10(b).
c. Inventions; Intellectual Property.
i. Inventions. Every invention and improvement conceived, invented or developed by the Executive relating to or useable in the Business then being carried on or actively contemplated by the Company now existing or hereafter developed shall become the exclusive property of the Company. With respect to all inventive ideas originated or developed by the Executive which relate to the Business during the Employment Period, or as to which the Executive has acquired information as a result of the Executive's employment with the Company, and all patents obtained on such inventive ideas, (a) the Executive agrees to disclose and assign, without charge, all such inventive ideas and any patents obtained thereon to the Company, but without expense to the Executive, (b) the Executive agrees that all such inventive ideas and any patents thereof shall be the exclusive property of the Company, and (c) the Executive will, at any and all times, furnish such information and assistance and execute such applications and other documents as may be advisable in the opinion of the Company to obtain both domestic and foreign patents, title to which is to be vested in the Company, and the Executive shall give the Company the full and exclusive power to prosecute all such applications and all proceedings in connection therewith.
ii. Intellectual Property. The Executive shall promptly disclose to the Company or any successor or assign of the Company, and grant to the Company or its successors and assigns without any separate remuneration or compensation other than that received by the Executive in the course of the Executive's employment, the Executive's entire right, title and interest in and to any and all inventions, developments, discoveries, models, or business plans or opportunities, or any other intellectual property of any type or nature whatsoever related to the Business (including prior services) (“Intellectual Property”), developed by the Executive during the Employment Period by the Company or its affiliates or otherwise related to the Confidential Information and whether developed by the Executive during or after business hours, or alone or in connection with others, that is in any way related to the Business of the Company, its successors or assigns. This provision shall not apply to books, articles, or other works authored by the Executive during non-work hours, consistent with the Executive's obligations under this Agreement, so long as such books, articles, or other works (a) are not funded in whole or in part by the Company, and (b) do not contain any confidential information or Intellectual Property of the Company. The Executive agrees, at the Company's expense, to take all steps necessary or proper to vest title to all such Intellectual Property in the Company, and cooperate fully and assist the Company in any litigation or other proceedings involving any such Intellectual Property. The Executive further acknowledges and agrees that such Intellectual Property and other works of authorship are “works made for hire” as defined in the U.S. Copyright Law, 17 U.S.C. § 101 et seq. (as amended), for purposes of the Company's rights under copyright laws. To the extent that title to any

Intellectual Property or any materials comprising or including any Intellectual Property, does not, by operation of law, vest in the Company, or is not considered “works made for hire,” the Executive hereby assigns all right, title and interest in and to such Intellectual Property to Company and its assigns. The Executive irrevocably assigns to the Company, in each case without additional consideration, all right, title, and interest throughout the world in and to these materials, including all intellectual property rights and unrestricted copyright. The Executive agrees to waive and not to assert any and all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist's rights,” “droit moral,” or the like to all Intellectual Property. The Executive agrees to assist Company in every proper way to obtain for Company and enforce any rights in or to the Intellectual Property, including without limitation, execution of any documents that Company may reasonably request for use in obtaining or enforcing such rights. Should Company be unable to secure the Executive's signature on any such document, due to his incapacity or any other cause, he hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as the Executive's agent and attorney-in-fact for the sole limited purpose of doing all lawfully permitted acts to further the prosecution, issuance, and enforcement of any rights in or to the Intellectual Property with the same force and effect as if executed and delivered by him. This Section 10(c) does not apply to work product created in the course of the Permitted Activities without use of Confidential Information or Company resources, or to general methods, frameworks or know-how of the Executive that are not specific to the Company's Confidential Information, technology or data.
d. Non-Solicitation of Business. During the Employment Period and for a period of one (1) year after the termination or expiration of this Agreement, regardless of who initiated the termination, the Executive will not, either alone or in association with others, directly or indirectly, solicit, interfere with, divert or take away or attempt to divert or take away the business or patronage of any customers, vendors, service providers or business partners, or the investment of any investors, of the Company who did any business with, engaged with or known to be invested with the Company during the Employment Period and who were personally served by, had knowledge or had contact with the Executive within a period of twelve (12) months prior to the termination or expiration of this Agreement, and continued in a relationship with the Company anytime during the twelve (12) months prior to the termination or expiration of this Agreement.
e. Non-Enticement of Personnel. During the Employment Period and for a period of twelve (12) months after the termination or expiration of this Agreement, regardless of who initiated the termination, the Executive shall not, directly or indirectly, as an individual or on behalf of any other person or entity, (i) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his employment or other engagement with the Company, or (ii) hire, recruit, or attempt to entice away from the Company any person employed by or providing services to the Company at any time during the twelve (12) months before the termination or expiration of this Agreement. The Executive shall not approach any such employees or persons providing services for any such prohibited purpose and shall not knowingly cooperate in any other person or entity's efforts to do so. The Executive shall not be in breach of this Section 10(e) by reason of any hiring by YZiLabs or by a portfolio company of YZiLabs in which the Executive did not participate, or that resulted from a general solicitation not targeted at Company personnel.
f. Confidentiality. Subject to the exceptions set forth in clause 10(q) below, the Executive shall not at any time during the Employment Period or at any time thereafter, communicate, divulge,

disclose, take, or use for himself or herself any information, knowledge, data, or materials that were disclosed or obtained by the Executive during the Employment Period (including, without limitation, any information and knowledge that was conceived, created, or developed by the Executive during the course of the Executive's employment with the Company) which is related to the Business and is not already generally known in the Company's trade by competitors, including all such information that constitutes Confidential Information or Intellectual Property. This restriction on confidential information disclosure and use shall apply to all Confidential Information. In the event the Executive is required by any legal proceedings to disclose confidential information, the Executive shall provide the Company with advance written notice thereof prior to any disclosure so that the Company may seek an appropriate protective order and/or waive compliance by the Executive with the provisions hereof. The Executive shall use reasonable efforts to cooperate with the Company, at the Company's sole cost and expense, to seek a protective order or other appropriate remedy or limitation with respect to such disclosure. The Executive (a) shall use reasonable efforts to obtain assurance that confidential treatment will be accorded to that Confidential Information so required to be disclosed, and (b) may disclose, without liability hereunder, only such portion of the Confidential Information that is legally required to be disclosed. For the avoidance of doubt, the restrictions in this Section 10(f) apply to any disclosure to YZiLabs or any of its affiliates or related funds, and to any other stockholder of the Company, and any information to which a stockholder is entitled shall be provided only by the Company in accordance with applicable law, Regulation FD and any agreement between the Company and such stockholder.
g. Non-Competition. During the Employment Period and for a period after the Date of Termination equal to the Severance Period (where the Executive's employment ends in a Qualifying Termination or in a termination to which Section 9(c) applies) or six (6) months (in any other case), in order to protect the Confidential Information, the Executive shall not, alone, or as an agent, employee, servant, officer, partner or investor of any other corporation or business, directly or indirectly, engage in employment or business activity, or accept a similar position or perform the same or similar responsibilities or services as performed for the Company for any business entity whose principal business is acquiring, holding, managing, staking or trading BNB or BNB derivatives, or that operates a digital asset treasury strategy as its principal business (a "Competitor"), it being agreed that the Company's legacy vaping and controlled environment agriculture segments are not taken into account for this purpose; provided that nothing in this Section 10(g) shall prohibit the Executive from owning, as a passive investment, not more than one percent (1%) of the outstanding securities of any publicly traded company, and provided further that the Permitted Activities and the interests disclosed on Exhibit A shall not constitute a breach of this Section 10(g), and YZiLabs shall not be treated as a Competitor by reason only of its investments in, or holdings of, digital assets or digital asset treasury companies, provided that this exception shall not apply to any Competitor sponsored, managed or controlled by YZiLabs.
The Parties expressly acknowledge and agree that the Company operates a specialized and highly competitive digital asset business centered on acquiring, holding, managing, staking and trading BNB tokens and BNB derivatives, which depends on proprietary treasury strategies, timing and execution decisions, risk allocation frameworks, commercial and trading relationships, platform and custodian selection, and non-public analyses of market conditions and regulatory exposure. By virtue of the Executive's position as Chief Executive Officer, the Executive has and will have access to the Confidential Information and to the Company's strategic initiatives, developments and confidential plans that are central to the Company's operations and to its ability to compete effectively in the digital asset market. The Parties further agree that the disclosure or use of such information by or for the benefit of a competing enterprise would foreseeably and materially harm the Company's business interests, and that such harm would not be readily compensable by monetary damages alone. Accordingly, the restrictions in this Section 10(g) are reasonable and are intended solely to protect the Company's legitimate business interests and not to restrain the Executive from lawful employment or economic activity beyond what is necessary to safeguard those interests.
h. Consideration for the Restrictive Covenants. The Executive acknowledges that, before the Effective Date, the Company advised that this engagement would be subject to restrictive covenants, including, but not limited to, non-competition and non-solicitation obligations; the Executive's services before the Effective Date were provided under the Consulting Agreement (as defined in Section 13(b)) and not in anticipation of executing this Agreement. The Parties agree that the compensation payable under this Agreement and access to the Company's Confidential Information, constitute valid, independent, and sufficient consideration for the restrictive covenants herein, and that such compensation and benefits were specifically negotiated in exchange for, and in reliance upon, the Executive's agreement to be bound by these obligations, to which he was not otherwise legally entitled absent this Agreement.
i. Return of Company Materials. Upon request at any time during the Employment Period and without request at the time of the termination or expiration of this Agreement, without regard for who initiated the termination, the Executive agrees to promptly return (without retaining any copies, summaries, files or notes derived from source materials) all information and records regarding the Business, whether or not created by the Executive during the Employment Period including, but not limited to: all financial, sales and purchase data for the Business and the Company's customers, all financial statements and projections, all marketing surveys and analyses, all strategic planning material, all data on the Company's competitors, all customer information, all records regarding prospective customers of the Company, all documents regarding pending or threatened litigation involving the Company, all legal opinions, all personnel evaluations for the Company's employees and outside vendors and contractors, all computer hardware and software, all price lists and formulas, all pricing quotations or proposals, all lists or compilations of customers and prospects, all promotional materials, all internal operating reports, all budgets and projections, all information related to the Company's product development and intellectual property, all product designs, specifications, drawing, engineering, bills of material and other information, all corporate and equipment manuals and policies, all contracts with customers and suppliers, all supplier prices and quotations, all business correspondence, all catalogs and product samples, all sensitive customer information, all sales reports and invoices, and all tangible and intangible property owned by the Company. Upon the termination or expiration of this Agreement the Executive shall surrender all credentials, access keys, hardware security devices, multi-factor authentication devices and tokens, and shall cooperate in the orderly transfer of all access rights to the Company's digital asset wallets, custody accounts, exchange accounts and bank accounts.
j. Non-Assistance to Litigants. The Executive agrees that he will not aid, advise or otherwise assist any competitor or potential competitor of the Company, or any person or entity engaged in the same or similar line of business as the Company, current or prospective stockholder or other investor in the Company, litigant or potential litigant against the Company (each, a “Potential Adverse Party” and, for the avoidance of doubt, this defined term excludes any governmental or regulatory authority) in asserting, prosecuting, or defending any claim, or making any other demands, against the Company, or in taking any actions to influence the management or directors of the Company, and, further, the Executive shall promptly notify the Company if, at any time within the nine (9)-month period following the Employment Period, he is approached by any Potential Adverse Party to provide assistance concerning any such matters; provided, however, that the preceding language shall not limit the Executive's ability to (i) make truthful statements or disclosures that are required by applicable law, regulation or legal process; (ii) request or receive confidential legal advice; (iii) cooperate, participate, or file charges with any federal, state or local government agency; (iv) report suspected violations of law; (v) enforce this Agreement or any other agreement between the Executive and the Company; or (vi) act in his capacity as a director of the Company in accordance with his fiduciary duties.
k. Publicity; Public Communications. The Executive shall not make any public statement or announcement, or release or post any photo or video or other media, including on Executive's website or social media, about this Agreement without Company's prior written approval in each instance. In addition, the Executive acknowledges that the Company is a public reporting company and agrees that all public communications concerning the Company, its business, its digital asset holdings or treasury strategy, its financial condition or results of operations, or its securities — including statements made on social media platforms, podcasts, conference appearances, spaces, and messaging or community channels — shall be made only in accordance with the Company's disclosure policy, Regulation FD and Regulation G, and with such prior authorization as such policy requires. Any social media account, handle or channel established by the Executive after the Effective Date primarily for Company purposes (but not any account established before the Effective Date or used for the Permitted Activities) shall be the property of the Company and shall be transferred to the Company upon the termination or expiration of this Agreement.
l. Non-Disparagement. Subject to the exceptions set forth in clause 10(q) below, during the Employment Period and thereafter, the Company and Executive shall not knowingly, directly or indirectly, make negative comments or otherwise disparage the Executive or the Company, any of its affiliates, or any of their respective current or former officers, directors, employees, shareholders, agents or businesses in any manner likely to be harmful to them or their business reputations or personal reputations. For purposes of the foregoing, the Company's obligation shall be limited to statements made by its directors and executive officers acting in their capacities as such, and the Company shall be responsible for directing such persons to comply with this Section 10(l). The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including depositions in connection with such proceedings), provided that either party has given advance written notice to the other of any such legal process and makes only such truthful statements as are required by such legal process, nor shall anything in this Section 10(l) prevent the Company or any of its directors or officers from making any statement or disclosure required by applicable law, regulation, stock exchange rule or the Company's disclosure obligations under the federal securities laws.
m. Executive's Representations. The Executive represents and acknowledges that none of the activity restrictions set forth in this Section 10 will prevent the Executive from obtaining employment, cause undue hardship, cause a relocation, or adversely impact numerous other business and employment opportunities that are not affected by the existence of these restrictions. The Executive further acknowledges that the Executive believes the foregoing restrictions to be reasonable and necessary to protect the Company's Confidential Information and its legitimate business interests. Any violation of the restrictions in this Section 10 can cause harm to the Company of an irreparable nature for which money damages alone will not suffice. The Executive agrees that the Executive will fully and promptly disclose to any person or entity with which the Executive becomes associated subsequent to the termination or expiration of this Agreement all of the restrictions on the Executive's post-termination activities. The Company shall also have the right to disclose this Agreement to any business entity hiring or utilizing the services of the Executive subsequent to the termination or expiration of this Agreement.
n. Common Law and Trade Secrets. The Executive and the Company agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Company with broader protection than that provided herein.
p. Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by the Executive of any of the provisions of this Section 10 (the “Restrictive Covenants”) would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company and its affiliates shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates, under law or in equity (including, without limitation, the recovery of damages):
i. the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond) by any court of competent jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and
ii. the Executive shall not seek to interfere with any intellectual property rights granted to the Company hereunder.
q. Protected Rights. Notwithstanding anything in this Agreement that could be construed to the contrary, nothing in this Agreement shall limit the ability of the Executive (or his attorney) to initiate communications directly with, respond to any inquiry from, volunteer information to, or provide testimony before the Securities and Exchange Commission, the Department of Justice, any regulatory or self-regulatory organization, or any other governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and that, in each case, the Executive is not required to advise or seek permission from the Company before or after engaging in any such activity. The Executive further acknowledges that, in connection with any such activity described above, he must inform such authority of the confidential nature of any confidential information that he provides, and he is not permitted to disclose any information that is protected by the attorney-client privilege or any other privilege belonging to the Company, as the Company does not waive and intends to preserve such privileges. The Executive is hereby notified that, pursuant to federal law (the Defend Trade Secrets Act), an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Further, nothing in this Agreement prohibits the Executive from testifying truthfully in an administrative, legislative or judicial proceeding when compelled by law or from providing documents pursuant to a court order, subpoena, or other compulsory legal process, provided that the Executive (unless prohibited by law) first provides the Company with prior notice of such legal compulsion to afford the Company an opportunity to seek a protective order preventing or limiting such disclosure. In addition, nothing in this Agreement prevents the Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that he has reason to believe is unlawful.
r. Application of State Law; State-Specific Modifications. The covenants in this Section 10 shall be construed and applied only to the extent permitted by the law of the jurisdiction in which the Executive primarily resides and performs services, and shall not apply to the extent prohibited by such law. Without limiting the foregoing, (i) if the Executive primarily resides or works in a jurisdiction that prohibits or restricts post-employment non-competition or customer non-solicitation covenants, Section 10(g) (and, as applicable, Section 10(d)) shall not apply, or shall apply only to the extent permitted, in each case with respect to the Executive; (ii) the Company shall provide any separate written notice of such covenants required by applicable law prior to the Executive's acceptance of this Agreement or of any change in the terms of the Executive's employment; and (iii) the state-specific modifications set forth on Exhibit E hereto are incorporated herein by reference and shall control over any conflicting provision of this Section 10.
11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company's successors and assigns and the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. This Agreement shall not be assignable by the Executive, it being understood and agreed that this is a contract for the Executive's personal services. This Agreement is assignable solely by the Company, to a successor to all or substantially all of its business or assets or, for the purposes of Section 5, to an affiliate or payroll provider. When assigned, the assignee shall assume this Agreement and expressly agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of such an assignment; an assignment to an affiliate or payroll provider shall not release the Company, which shall remain liable for the performance of all obligations under this Agreement, and an assignment to a successor shall release the Company only upon the successor's written assumption of this Agreement. For all purposes under this Agreement, the term “Company” shall include any successor to the Company's business and/or assets that executes and delivers the assumption agreement described in the immediately preceding sentence or that becomes bound by this Agreement by operation of law. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns as provided in this Section 11 and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, and the failure to obtain such assumption prior to the effectiveness of any such succession shall constitute Good Reason under Section 9(b).
12. Dispute Resolution.
a. Coverage. Except as otherwise expressly provided in this Agreement or by law, this Section 12 provides the exclusive method by which the Executive and the Company are required to resolve any and all disputes arising out of or related to the Executive's employment with the Company or the termination of that employment, each of which is referred to as an “Employment-Related Dispute,” including, but not limited to, disputes arising out of or related to any of the following subjects: (i) compensation or other terms or conditions of the Executive's employment, (ii) this

Agreement or the application or enforcement of any Company program or policy to the Executive, (iii) any disciplinary action or other adverse employment decision of the Company or any statement related to the Executive's employment, performance or termination, (iv) any policy of the Company or any agreement between the Executive and the Company, (v) disputes over the legality or scope of any controversy or claim which arguably is or may be subject to this Section 12, (vi) claims arising out of or related to any current or future federal, state or local civil rights laws, fair employment laws, wage and hour laws, fair labor or employment standards laws, laws against discrimination, equal pay laws, wage and salary payment laws, plant or facility closing or layoff laws, laws in regard to employment benefits or protections, family and medical leave laws, and whistleblower laws, including by way of example, but not limited to, the federal Civil Rights Acts of 1866, 1871, 1964 and 1991, the Pregnancy Discrimination Act of 1978, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the Fair Labor Standards Act of 1938, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, and the Employee Retirement Income Security Act of 1974, as they have been or may be amended from time to time, or (vii) any other dispute arising out of or related to the Executive's employment or the Executive's termination.
b. Arbitration. The Parties agree that any Employment-Related Dispute shall be resolved solely and exclusively by final, binding and confidential arbitration before a single arbitrator pursuant to the Employment Arbitration Rules of the American Arbitration Association, seated in the city in which the Executive then principally resides or works in the United States (or, if the Executive then resides outside the United States, conducted by video conference or seated in New York, New York, at the Executive's election), and such claims shall not be brought in court. Notwithstanding the foregoing, the following claims shall not be subject to this arbitration agreement: claims for workers' compensation benefits, claims for unemployment insurance benefits, claims for temporary injunctive relief, including any claim by the Company for temporary, preliminary or permanent injunctive relief to enforce Section 10 and any claim by the Executive for injunctive relief to enforce Section 8(f) or the Indemnification Agreement, and any claims that are not arbitrable pursuant to any statute, rule or regulation forbidding predispute arbitration agreements with respect to such claims. The Parties further agree that, to the extent any such dispute, claim or cause of action arises, it must be brought in Executive's individual capacity and not maintained on a class action, collective action, or representative action basis, that these same limits apply to the Company, and that the arbitrator is prohibited from presiding over class, collective or representative claims. Claims may not be joined or consolidated in arbitration with claims brought by other individuals, and no damages, penalties or other remedies may be sought or received on behalf of other individuals unless expressly agreed to in writing by all Parties. The Company shall pay all filing, administrative and arbitrator fees of the arbitration. Each Party shall be responsible for its own legal and professional fees and expenses incurred during such dispute.
c. Litigation and Waiver of Jury Trial. To the extent applicable, each Party hereby consents to the jurisdiction of the state courts of, and the federal courts located in, the State of Nevada and the state in which the Executive then principally resides, and each Party waives the right to a trial by jury for any action, suit or proceeding brought to enforce this Agreement or an arbitration award rendered pursuant to this arbitration provision. The Parties further agree to waive any right that they have to a jury trial for any such claims asserted, and acknowledge that all such claims arising between them shall be tried to the court.
d. Severability. In the event that any court finds or holds any restriction contained in this Agreement, including the Restrictive Covenants, to be unreasonable, invalid, or unenforceable,

then it is the express intent of the Parties that the court shall modify or amend the offending restriction or restrictions in any reasonable fashion so as to render it or them enforceable to the fullest extent possible under prevailing law. In the event that any restriction is deemed void and unenforceable and not suitable or capable of being so modified, then such restriction shall be severed. Each term and provision of this Agreement is and shall be construed as severable in whole or in part, and, if any provision or the application thereof to particular circumstances should be invalid, illegal, or unenforceable, then the remaining terms and provisions shall not be affected and shall remain fully enforceable. An adjudication or finding of invalidity or unenforceability for one jurisdiction of any particular provision shall not invalidate or void such provision in any other jurisdiction. It is the express intent of the Parties that all restrictions imposed by this Agreement be construed and applied to avoid legal nullities and with a view towards enforcement whenever possible.
13. Miscellaneous.
a. Time of the Essence. Time is of the essence with respect to this Agreement. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day (i.e., a Saturday, Sunday or federal holiday), then such action may be taken or such right may be exercised on the next succeeding business day.
b. Entire Agreement. This Agreement constitutes the entire understanding or agreement between the Company and the Executive relating to the subject matter hereof and supersedes any prior understandings, agreements or representations. Other than the Indemnification Agreement and the Executive Invention Assignment and Confidentiality Agreement entered into by the Parties contemporaneously with this Agreement (the Indemnification Agreement superseding the indemnification agreement of July 2026 among the Company, W4 LLC and the Executive while preserving coverage from the Service Commencement Date as provided in its Section 17), the Cooperation Agreement and any confidentiality agreement between the Company and YZiLabs (each of which continues to govern the matters within its scope, but neither of which governs or limits the Executive's duties as an officer of the Company), the award agreements evidencing the New Hire Grant and any other equity or cash award granted pursuant to Section 7, any equity awards previously granted to the Executive in connection with his service as a director (which continue in accordance with their terms), and any offer letter countersigned by the Executive to the extent not inconsistent herewith, there are no other understandings or agreements, oral or written, which are not set forth herein. Effective as of the Effective Date, the Consulting Agreement dated as of July 2026 between the Company and W4 LLC, under which the Executive has served as interim President (the "Consulting Agreement"), shall terminate prospectively, without prejudice to (i) all fees accrued and expenses incurred through the Effective Date, which shall be paid in accordance with the Consulting Agreement, and (ii) the confidentiality and indemnification provisions of the Consulting Agreement, which shall survive. The termination of the Consulting Agreement shall not operate as a release of any claim by either party. This Agreement may only be amended by a writing signed by the Company and the Executive.
c. Waiver. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

d. Construction. In the event of a conflict or ambiguity created between the Company's current personnel manual for all employees and this Agreement, it is agreed that this Agreement shall control. No policies, procedures, or statements of any nature by the Company shall modify this Agreement or be construed to create express or implied obligations to the Executive. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments thereto. The word “including” shall be construed to include the words “without limitation.” In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa. The word “Company” shall be construed to include the Company and its subsidiaries and affiliates, whether now existing or hereafter established.
e. Notices. All notices and other communications hereunder shall be in writing (including email transmission (in PDF format) or similar writing), and shall be deemed to have been duly given if delivered personally or if (i) delivered by mail, three (3) days after being sent by United States Certified Mail, postage prepaid, with return receipt requested or (ii) given by other means, when delivered to the Parties at their respective addresses set forth below (or to such other address as the recipient of such notice or communication shall have specified in writing to the other Party hereto, in accordance with this Section 13(e)).
i. If to the Company:
BNB Standard Corporation, c/o HR Department
385 S. Pierce Avenue, Suite C
Louisville, CO 80027
with a copy (which shall not constitute notice) to the Chief Financial Officer and the Chief Legal Officer at legal@BNBStandard.com
ii. If to the Executive:
Alex Odagiu
[***]
f. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, the Company's state of incorporation, without regard to the principles of conflicts of law thereof.
g. Cooperation in Future Matters. The Executive hereby agrees that following the Executive's termination of employment, the Executive shall cooperate fully with the Company's reasonable requests relating to matters that pertain to the Executive's employment by the Company, including, without limitation, providing information, consultation, or turning over all relevant documents which are or may come into his possession as to such matters, participating in legal proceedings, investigations or audits on behalf of the Company or at the Company's request without requiring service of a subpoena or other legal process, or otherwise making himself reasonably available to the Company for other related purposes, including, but not limited to interviews and factual investigations. Any such cooperation shall be performed at scheduled times taking into consideration the Executive's other commitments. The Company agrees to reimburse Executive for reasonable out-of-pocket travel expenses incurred at the request of the Company under this Section 13(g), conditioned on Executive's submission of appropriate receipts in accordance with Company policy. Cooperation requested after the end of the Severance Period (or, if no severance is payable, after the Date of Termination) that exceeds ten (10) hours in any calendar month shall be compensated at a daily rate equal to the Base Salary in effect on the Date of Termination divided by two hundred sixty (260), other than time spent giving truthful testimony.
h. Survival. Notwithstanding anything in this Agreement or elsewhere to the contrary, the provisions of Sections 7(b) (as to earned amounts), 7(d) and Exhibit B (as to rights following a termination of employment), 8(f), 8(g), 9, 10, 12, and 13 shall survive the termination of the Executive's employment or this Agreement.
i. Withholding. All payments and benefits under this Agreement are subject to withholding of all applicable taxes.
j. Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. The payments to Executive pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and for such purposes, each payment to Executive under this Agreement shall be considered a separate payment. In the event the terms of this Agreement would subject Executive to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Executive shall cooperate diligently to amend the terms of the Agreement to avoid such 409A Penalties, to the extent possible. To the extent any amounts under this Agreement are payable by reference to Executive's “termination of employment” such term and similar terms shall be deemed to refer to Executive's “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, to the extent any payments made or contemplated hereunder constitute nonqualified deferred compensation, within the meaning of Section 409A, then (i) each such payment which is conditioned upon Executive's execution of a release and which is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year, shall be paid or provided in the later of the two taxable years and (ii) if Executive is a specified employee (within the meaning of Section 409A of the Code) as of the date of Executive's separation from service, each such payment that is payable upon Executive's separation from service and would have been paid prior to the six-month anniversary of Executive's separation from service, shall be delayed until the earlier to occur of (A) the first day of the seventh month following Executive's separation from service or (B) the date of Executive's death. Any reimbursement payable to Executive pursuant to this Agreement shall be conditioned on the submission by Executive of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid in no event later than the last day of the calendar year following the calendar year in which Executive incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.

k. Section 280G Payments. Notwithstanding anything in this Agreement to the contrary, if the Executive is a “disqualified individual” (as defined in Section 280G(c) of the Code), and the payments and benefits provided for in this Agreement, together with any other payments and benefits which the Executive has the right to receive from the Company or any other person, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the payments and benefits provided for in this Agreement shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Executive from the Company and/or such person(s) will be $1,000.00 less than three (3) times the Executive's “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts and benefits received by the Executive shall be subject to the excise tax imposed by Section 4999 of the Code or (b) paid in full, whichever produces the better “net after-tax position” to the Executive (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). The reduction of payments and benefits hereunder, if applicable, shall be made by reducing, first, payments or benefits to be paid in cash hereunder in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order. The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made applying principles, assumptions and procedures consistent with Section 280G of the Code by an accounting firm or law firm of national reputation that is selected for this purpose by the Company prior to the change in control; provided, however, that neither the Company's outside auditor nor any person or entity performing services for the acquirer is permitted to provide such services (such permitted accounting firm or law firm being, the “280G Firm”). In order to assess whether payments under this Agreement or otherwise qualify as reasonable compensation that is exempt from being a parachute payment under Section 280G of the Code, the 280G Firm or the Company shall take into account the value of any services to be rendered by the Executive (including any non-competition or similar covenants) and may retain the services of an independent valuation expert to value such services. All determinations under this Section 13(k) shall be made by the 280G Firm and shall be binding on the Company and its successors.
l. No Conflict. Executive represents and warrants that Executive is not bound by any employment contract, restrictive covenant, or other restriction preventing Executive from carrying out Executive's responsibilities for the Company, or which is in any way inconsistent with the terms of this Agreement. Executive further represents and warrants that Executive shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. The Executive further represents and warrants that: (i) no "disqualifying event" described in Rule 506(d)(1)(i) through (viii) under the Securities Act has occurred with respect to the Executive; (ii) the Executive is not subject to any statutory disqualification within the meaning of Section 3(a)(39) of the Exchange Act, or to any order, judgment or decree of any court or any governmental or self-regulatory authority barring, suspending or otherwise limiting the Executive's involvement in any securities, digital asset, commodities, banking or insurance activity or the Executive's service as an officer or director of a public reporting company; (iii) no event of the type described in Item 401(f) of Regulation S-K has occurred with respect to the Executive during the past ten (10) years that has not been disclosed in writing to the Board; and (iv) the Executive is not the subject of any pending or, to the Executive's knowledge, threatened investigation, examination, inquiry or proceeding by any governmental or self-regulatory authority. The Executive shall promptly notify the Board in writing if any of the foregoing representations ceases to be true at any time during the Employment Period.
m. Clawbacks. The payments to Executive pursuant to this Agreement are subject to forfeiture or recovery by the Company or other action pursuant to any clawback or recoupment policy applicable to all Company executive officers which the Company may adopt from time to time, including without limitation any such policy or provision that the Company has included in any of its existing compensation programs or plans or that it may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law. The Company's compensation recovery policy adopted under Nasdaq Listing Rule 5608 has been filed as an exhibit to the Company's Annual Report on Form 10-K and has been provided to the Executive. Any forfeiture or recovery ground beyond the recovery required by Nasdaq Listing Rule 5608, Exchange Act Rule 10D-1 and applicable law shall apply to the Executive only under a written policy applicable to all Company executive officers that has been adopted by the Board and provided to the Executive before the compensation concerned is granted or earned, and the Company shall give the Executive written notice of any recovery calculation and a reasonable opportunity to correct errors before recovery.
n. Company Policies. Executive shall be subject to additional Company policies as they may exist from time-to-time, including policies with regard to stock ownership by senior executives and policies regarding trading of securities, the Company's code of business conduct and ethics, insider trading policy, disclosure and Regulation FD policy, related person transaction policy, whistleblower and complaint procedures, and digital asset custody, treasury and personal trading policies, provided that, other than policies required by applicable law or Nasdaq listing rules (including the insider trading policy, the compensation recovery policy, the disclosure and Regulation FD policy and the code of business conduct and ethics), no such policy shall reduce the compensation or benefits, or impair the rights, provided to the Executive under this Agreement, the award agreement evidencing the New Hire Grant or the Indemnification Agreement.
o. Section 16; Trading Windows; Rule 10b5-1 Plans. The Executive acknowledges that, as a Section 16 officer of the Company, the Executive is subject to the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act, and agrees to provide the Company with the information necessary to prepare and timely file the Executive's reports on Forms 3, 4 and 5 and to authorize the Company's designees to file such reports on the Executive's behalf. Transactions in the Company's securities by the Executive shall be effected only during open trading windows and following pre-clearance in accordance with the Company's insider trading policy, or pursuant to a trading plan intended to satisfy Rule 10b5-1(c) under the Exchange Act that has been reviewed and approved in advance by the Company.
p. Digital Asset Personal Trading. The Executive acknowledges that the Executive will have access to material non-public information regarding the Company's acquisition, disposition, staking, lending, custody and hedging of digital assets. The Executive shall not, directly or indirectly, purchase, sell, stake, lend, pledge or otherwise transact in BNB tokens, BNB derivatives, or any other digital asset that the Company holds or that the Executive knows or reasonably should know the Company is considering acquiring or disposing of, other than in accordance with the Company's digital asset personal trading policy and subject to any applicable pre-clearance, blackout and holding-period requirements. Without limiting the foregoing, the Executive shall not trade ahead of, or otherwise use for personal benefit, any information regarding the Company's anticipated digital asset transactions, and shall not take personal custody of, or hold or control private keys or signing authority with respect to, any wallet containing Company digital assets except as expressly authorized by the Board in writing. Upon the reasonable request of the Board or its designee, the Executive shall disclose the wallets, exchanges and accounts through which the Executive holds or transacts in digital assets for purposes of monitoring compliance with this Section 13(p) and applicable law. The Executive's indirect interests in digital assets held through YZiLabs or any fund or vehicle managed by YZiLabs in which the Executive holds a passive interest, and transactions by those vehicles that the Executive does not direct, shall not breach this Section 13(p), and the disclosure obligation in the preceding sentence is limited to the wallets, exchanges and accounts through which the Executive personally holds or transacts in digital assets.
q. Execution and Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
r. Advice of Counsel; Voluntary Agreement. The Executive acknowledges that the Executive has been advised to consult, and has had a reasonable opportunity to consult, with counsel of the Executive's own choosing before executing this Agreement, that the Executive has carefully read and understands this Agreement, and that the Executive enters into this Agreement knowingly and voluntarily.
[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year written below.

EXECUTIVE
/s/ Alex Odagiu
ALEX ODAGIU
Date: October 19, 2026

COMPANY
BNB STANDARD CORPORATION
By: /s/ Carly E. Howard
Name: Carly E. Howard
Title: Chair of the Board of Directors
Date: October 19, 2026

[Signature Page to Employment Agreement]

EXHIBIT A
Permitted Activities and Disclosed Interests
The following activities of the Executive, as disclosed to the Board prior to the Effective Date, constitute Permitted Activities under the first paragraph of Section 4, and the interests listed in paragraph 2 below are the interests excepted under the last paragraph of Section 4, in each case subject to the conditions set forth in Section 4 and to the Company's conflict of interest and related person transaction policies:
1. Board, advisory and similar positions: None.
2. Confidential schedule of carried interest, co-investment and other economic interests in YZiLabs or any of its affiliates or related funds granted or acquired under fund documents or other arrangements in effect on the Effective Date, whether or not then vested, and retained under Section 4, including interests in respect of investments or transactions the Executive introduced to YZiLabs on or before the Effective Date, in a format and with the detail agreed between the Executive and the Audit Committee and finalized within thirty (30) days after the Effective Date (no service role with YZiLabs or any of its affiliates is permitted).
3. Other: None.

EXHIBIT B
NEW HIRE GRANT VESTING SCHEDULE AND PERFORMANCE TERMS
1. General. This Exhibit B sets forth the vesting and performance terms of the New Hire Grant described in Section 7(d). Capitalized terms used but not defined in this Exhibit B have the meanings given in the Agreement. "Vesting Commencement Date" means the Effective Date. "Quarterly Vesting Date" means each three-month anniversary of the Vesting Commencement Date. "Observation Date" means (i) the last trading day of each fiscal quarter of the Company, beginning with the first full fiscal quarter after the Effective Date, and (ii) each Measurement Date, and for each metric or tranche the more favorable of the results on its Measurement Date and on the immediately preceding quarterly Observation Date shall stand. Each vesting installment is subject to the Executive's continued service through the applicable vesting date, except as provided in Section 9 of the Agreement and Sections 8 and 9 of this Exhibit B. The unit numbers in Section 7(d) of the Agreement and in this Exhibit B are illustrative, based on 48,773,114 shares outstanding, and shall be fixed on the shares outstanding immediately before the date of grant as provided in Section 7(d). Fractional units shall be rounded using cumulative whole-unit rounding, netting prior deliveries, with any residual unit allocated to the last tranche of Metric 2.
2. Calculation Schedule; Certification. The Compensation Committee and the Executive shall agree a calculation schedule before the date of grant setting out data sources and pricing times, baselines, the components of Assumed Diluted Shares, Indebtedness and Senior Securities, the recognition policy for Eligible Income, the treasury risk limits described in Section 7 and the schedule of extraordinary items described in Section 7, and no method set out in that schedule shall be changed after the date of grant. Within fifteen (15) days after the end of each fiscal quarter, and within fifteen (15) days after each Measurement Date, the Company's finance function shall deliver its calculations as of each Observation Date in the period then ended, with supporting records, to the Compensation Committee and to the Executive, and the Executive may submit written comments to the Compensation Committee within five (5) business days after receipt. The Compensation Committee shall certify in writing the level of achievement of each performance goal within thirty (30) days after each fiscal quarter-end and after each Measurement Date, within fifteen (15) days after a termination of employment and within forty-five (45) days after a Change in Control (each, a "Certification Date"). The Compensation Committee shall interpret the calculation schedule in good faith. Any dispute over arithmetic or data shall be decided by an independent accounting or valuation expert, other than the Company's independent auditor, selected by the Compensation Committee and reasonably acceptable to the Executive, whose fees shall be borne by the Company, and the affected units shall be preserved pending resolution. Performance achieved on an Observation Date before the Executive's termination of employment shall count even if certified afterward.
3. Time-Based RSUs (40% of the New Hire Grant). The New Hire Grant includes 487,731 Time-Based RSUs. Twenty-five percent (25%) of the Time-Based RSUs shall vest on the first anniversary of the Vesting Commencement Date, and an additional six and one-quarter percent (6.25%) of the Time-Based RSUs shall vest on each Quarterly Vesting Date thereafter, such that the Time-Based RSUs are fully vested on the fourth anniversary of the Vesting Commencement Date.
4. PSUs (60% of the New Hire Grant). The New Hire Grant includes 731,597 PSUs, allocated as follows: (a) Metric 1 (Share Price in BNB), thirty-five percent (35%) of the PSUs, or 256,059 PSUs; (b) Metric 2 (Net BNB per Share), thirty-five percent (35%) of the PSUs, or 256,058 PSUs, in three tranches of 85,353, 85,353 and 85,352 PSUs; and (c) Metric 3 (Income Coverage), thirty percent (30%) of the PSUs, or 219,480 PSUs, in two tranches of 109,740 PSUs each. PSUs become earned, with effect from the Observation Date on which the applicable level of performance is achieved, upon certification of that performance on the following Certification Date (such PSUs, "Earned PSUs"), and a level of performance once certified remains earned notwithstanding any later decline. Any PSUs not earned by the applicable Measurement Date shall be forfeited, except that PSUs in an earlier tranche of Metric 2 or Metric 3 remain eligible to be earned by re-test under Section 6 or Section 7 until the last Measurement Date of that metric and are forfeited to the extent not earned by that date. Earned PSUs vest on the later of their Certification Date and the first anniversary of the Vesting Commencement Date to the extent of the cumulative time-based schedule in Section 3 as of that date, and the remainder vest in installments of six and one-quarter percent (6.25%) of the Earned PSUs on each later Quarterly Vesting Date through the fourth anniversary of the Vesting Commencement Date.
5. Metric 1: Share Price in BNB. Achievement is measured by the percentage change in the BNB Share Price from the Baseline BNB Share Price, tested at each Observation Date through the second anniversary of the Vesting Commencement Date (the Measurement Date for Metric 1). If the change is below [***], no PSUs under Metric 1 are earned. At [***] (threshold), fifty percent (50%) of the PSUs under Metric 1 are earned, and at [***] or above (target), one hundred percent (100%) are earned, with linear interpolation between threshold and target. "BNB Share Price" means the average, over the thirty (30) consecutive trading days ending on the applicable date, of the quotient of the closing price of the Company's common stock on Nasdaq divided by the U.S. dollar price of BNB at the same time, from the source set out in the calculation schedule. "Baseline BNB Share Price" means the BNB Share Price for the thirty (30) consecutive trading days ending immediately before the Effective Date. Any repurchase of the Company's common stock during the performance period shall be made in compliance with Rule 10b-18 under the Exchange Act or under a plan adopted under Rule 10b5-1.
6. Metric 2: Net BNB per Share. Achievement is measured by the percentage change in Net BNB per Share from the Baseline Net BNB per Share, in three tranches with Measurement Dates on the first, second and third anniversaries of the Vesting Commencement Date. For the three tranches respectively, no PSUs in the tranche are earned below growth of [***], [***] and [***] (threshold); fifty percent (50%) are earned at threshold; and one hundred percent (100%) are earned at growth of [***], [***] and [***] or above (target), with linear interpolation between threshold and target. Achievement is tested at each Observation Date, and at each test an earlier tranche may be re-tested against a later tranche's performance levels, with the better result standing. "Net BNB per Share" means (i) the BNB held by the Company and its subsidiaries, plus cash and stablecoins, less all Indebtedness and the liquidation preference (plus accrued and unpaid dividends) of all Senior Securities, with cash, stablecoins, Indebtedness and Senior Securities converted into BNB at the BNB Price for the applicable test date, divided by (ii) Assumed Diluted Shares at the applicable test date. Proceeds received after the Effective Date on the exercise, conversion or settlement of any instrument included in Assumed Diluted Shares are included in cash. "Baseline Net BNB per Share" is fixed on the thirty (30) consecutive trading days ending immediately before the Effective Date, with the New Hire Grant included in Assumed Diluted Shares. "BNB Price" means the average U.S. dollar price of BNB over the thirty (30) consecutive trading days ending on the applicable date, from the source set out in the calculation schedule. "Assumed Diluted Shares" means the shares of common stock outstanding (excluding treasury shares) plus all shares issuable on the exercise, conversion or settlement of all outstanding warrants (including pre-funded warrants), options, convertible securities, restricted stock units and performance stock units (at target), without regard to exercise or conversion price. "Indebtedness" means all obligations for borrowed money or borrowed digital assets, including obligations to return digital assets borrowed by the Company and liabilities under derivative contracts at fair value, other than convertible indebtedness included in Assumed Diluted Shares. "Senior Securities" means preferred stock and any other equity security with a claim on assets or distributions senior to the common stock. No PSUs under Metric 2 shall be earned on an Observation Date on which Indebtedness and the liquidation preference of Senior Securities together exceed [***] of the fair value of the digital assets held by the Company, unless the borrowing or issuance was approved by the Board (including under a facility or program approved by the Board), and Indebtedness and Senior Securities outstanding on the Effective Date shall be treated as so approved.
7. Metric 3: Income Coverage. Achievement is measured by the Income Coverage Ratio, in two tranches. For tranche 1, the Measurement Date is the first anniversary of the Vesting Commencement Date; no PSUs in the tranche are earned below [***], fifty percent (50%) are earned at [***] (threshold) and one hundred percent (100%) at [***] or above (target). For tranche 2, the Measurement Date is the eighteen-month anniversary of the Vesting Commencement Date; no PSUs in the tranche are earned below [***], fifty percent (50%) are earned at [***] (threshold) and one hundred percent (100%) at [***] or above (target). Linear interpolation applies between threshold and target, and tranche 1 may be re-tested against tranche 2's performance levels at each tranche 2 test, with the better result standing. No PSUs under Metric 3 shall be earned on an Observation Date on which Net BNB per Share is below the Baseline Net BNB per Share. "Income Coverage Ratio" means Eligible Income divided by Covered Expenses, each for the same six (6) complete calendar months ending on or immediately before the applicable Observation Date and annualized. "Eligible Income" means (i) staking and validator rewards, delegation commissions, and airdrop and Launchpool receipts on digital assets owned by the Company, including the validator program and staking begun during the Executive's interim service, for periods after the Effective Date, (ii) interest income on cash and stablecoins held by the Company for periods after the Effective Date, and (iii) revenue and other income from any business line, product or service launched after the Effective Date, from its first dollar (with the income of any business acquired by the Company for consideration that includes equity securities of the Company counting only after the Compensation Committee has adjusted the performance levels under Section 10 to reflect the acquisition, which it shall do within sixty (60) days after the closing), in each case net of discounts, rebates and third-party pass-through amounts, with token receipts valued under the recognition policy in the calculation schedule and reconciled to the Company's financial statements. Eligible Income excludes financing proceeds, borrowings, returns of principal, digital asset price appreciation, premiums from writing options or other derivatives, and income from lending or rehypothecating digital assets, except income from activity conducted within treasury risk limits approved by the Board and set out in the calculation schedule, which counts net of any realized losses on that activity, and income from YZiLabs, its portfolio companies or any other related person counts only if approved under the Company's related person transaction policy. "Covered Expenses" means the recurring operating expenses of the Company's corporate and treasury segments, recognized on the same accrual basis as Eligible Income, and of any new business line whose income is counted in Eligible Income, including any asset-management fee while it is paid, interest and other financing costs on Indebtedness and dividends on Senior Securities, and excluding the legacy operating segments, stock-based compensation, depreciation, amortization and other non-cash charges, capital expenditures, principal repayments, third-party pass-through amounts and the extraordinary items listed in the calculation schedule, which is fixed at the date of grant.
8. Change in Control. If a Change in Control occurs before the Measurement Date for any metric or tranche, achievement for that metric or tranche shall be measured as of the date of the Change in Control, with (a) the per-share value of the consideration payable to holders of common stock in the Change in Control used as the closing price of the Company's common stock for each of the thirty (30) trading days ending on the closing date for purposes of Metric 1, (b) Net BNB per Share calculated on actual quantities at the closing for purposes of Metric 2, and (c) the Income Coverage Ratio calculated for the most recently completed six (6) calendar months for purposes of Metric 3. The PSUs in each such metric or tranche shall be earned at the greater of target (meaning one hundred percent (100%) of the PSUs allocated to the metric or tranche) and actual achievement so measured, and the resulting Earned PSUs shall continue to vest on the schedule set forth above, subject to the Executive's continued service and to accelerated vesting under Section 9(c) of the Agreement upon a qualifying termination during the Change in Control Protection Period. If the New Hire Grant is not assumed or substituted on substantially equivalent terms by the acquiring or surviving entity in the Change in Control, all Time-Based RSUs and all Earned PSUs (including PSUs earned under this Section 8) shall vest in full immediately before the closing. Notwithstanding the foregoing and Section 9(c)(iv) of the Agreement, PSUs shall not be earned at target by reason of a Change in Control under clause (c) of Exhibit C in which the Company or one of its subsidiaries is the acquiring entity and the holders of the Company's common stock do not receive consideration for their shares; in that case, each metric and tranche shall continue to be measured under Sections 5 through 7, as adjusted under Section 10, and PSUs shall be earned only on actual achievement.
9. Termination of Employment. Upon any termination of the Executive's employment, any unvested Time-Based RSUs and unvested Earned PSUs shall be forfeited, and any PSUs that have not yet become Earned PSUs shall be forfeited, in each case except as provided in Section 9 of the Agreement and this Section 9, and subject to Section 2 for performance achieved before the termination. If the Executive's employment ends in a Qualifying Termination (as defined in Section 9(b) of the Agreement): (a) all Earned PSUs, including PSUs earned by reason of performance achieved on an Observation Date before the Date of Termination and certified afterward, shall vest in full on the Date of Termination or, if later, on the applicable Certification Date; (b) each metric or tranche whose Measurement Date falls within the Severance Period (including an earlier tranche of Metric 2 or Metric 3 that remains eligible for re-test at a Measurement Date falling within the Severance Period) shall remain outstanding and be earned based on actual achievement at the Observation Dates through that Measurement Date, the PSUs so earned shall vest on the applicable Certification Date, and each other metric or tranche shall be forfeited; and (c) the Time-Based RSUs shall vest to the extent they would have vested had the Executive remained employed through the end of the Severance Period, calculated on a daily basis, with any Time-Based RSUs not so vested forfeited. If the Executive's employment terminates by reason of death or Disability, any metric or tranche whose Measurement Date falls within twelve (12) months after the Date of Termination shall remain outstanding and be earned based on actual achievement, and the Earned PSUs for such metric or tranche shall vest to the extent they would have vested within such twelve (12)-month period.
10. Adjustments; Discretion; Clawback. The Compensation Committee shall equitably adjust the performance goals and the calculation of the BNB Share Price, Net BNB per Share and the Income Coverage Ratio to reflect stock splits, reverse stock splits, stock dividends, recapitalizations and changes in accounting principles, and shall adjust for acquisitions and dispositions of businesses, in each case to preserve the intended incentives, and shall explain each adjustment to the Executive in writing. The Compensation Committee may reduce a payout following a restatement, or for the Executive's misconduct or manipulation of a metric; otherwise, payouts are determined by formula. The PSUs are incentive-based compensation subject to the Company's clawback policy adopted under Nasdaq Listing Rule 5608 and Section 13(m) of the Agreement.

EXHIBIT C
Change in Control Definition Under the BNB Standard 2026 Equity Incentive Plan (the “2026 Equity Plan”)
This Exhibit C conforms to Section 8 of the 2026 Equity Plan. Solely for purposes of this Exhibit C and of any Award Agreement, references to the “Effective Date” mean the date on which the Board first adopted the 2026 Equity Plan (October 12, 2026), references to the “Stockholder Approval Date” mean the date on which the Company's stockholders approve the 2026 Equity Plan, and neither term refers to the Effective Date of this Agreement.
“Change in Control” shall mean:
(a) Subsequent to the Stockholder Approval Date, the acquisition by any Person (within the meaning of Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and including a “group” as defined in Section 13(d) thereof) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (i) the value of the then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this definition, the following acquisitions shall not constitute or result in a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity (as defined in the 2026 Equity Plan); or (E) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of Subsection (c) below; or
(b) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Stockholder Approval Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Stockholder Approval Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c) Consummation of (i) a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving (A) the Company or (B) any of its Subsidiaries, but in the case of this clause (B) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (i) being hereinafter referred to as a “Business Reorganization”), or (ii) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale, and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or
(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to any payment or benefit that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable by reason of a Change in Control, no Change in Control shall be deemed to have occurred unless the applicable event also constitutes a "change in the ownership," a "change in the effective control," or a "change in the ownership of a substantial portion of the assets" of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

EXHIBIT D
Form of Release
GENERAL RELEASE OF CLAIMS
This General Release of Claims (this “Release”) is entered into by Alex Odagiu (the “Executive”) in favor of BNB Standard Corporation (the “Company”) pursuant to Section 9(e) of the Employment Agreement between the Executive and the Company dated October 19, 2026 (the “Employment Agreement”). Capitalized terms used but not defined herein have the meanings given in the Employment Agreement.
1. Consideration. The Executive acknowledges that the payments and benefits described in Section 9[(b)/(c)/(d)] of the Employment Agreement are consideration to which the Executive is not otherwise entitled and are conditioned on the Executive's execution and non-revocation of this Release.
2. Release of Claims. In exchange for that consideration, the Executive, on behalf of the Executive and the Executive's heirs, executors, administrators, successors and assigns, irrevocably and unconditionally releases and forever discharges the Company, its parents, subsidiaries and affiliates, and each of their respective current and former officers, directors, employees, agents, stockholders, benefit plans and fiduciaries, and the successors and assigns of each (collectively, the “Releasees”), from any and all claims, demands, causes of action and liabilities of every kind, whether known or unknown, suspected or unsuspected, arising at any time up to and including the date the Executive signs this Release, including without limitation any claim arising out of or relating to the Executive's employment with the Company or the termination of that employment; any claim under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1871 and 1991, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Fair Labor Standards Act of 1938, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, and any comparable state or local statute or ordinance; and any claim for breach of contract, wrongful discharge, defamation, emotional distress, or attorneys' fees.
3. Claims Not Released. Notwithstanding Section 2, this Release does not waive or release: (a) any claim for indemnification, advancement of expenses or contribution under the Indemnification Agreement, the Company's articles of incorporation or bylaws, the Nevada Revised Statutes or applicable federal law; (b) any right to coverage under any directors' and officers' liability insurance policy; (c) any right to the payments and benefits expressly provided under Section 9 of the Employment Agreement; (d) any vested benefit under any Company employee benefit plan and any vested equity award or vested cash award granted pursuant to Section 7 of the Employment Agreement; (e) any right the Executive has solely in the Executive's capacity as a stockholder of the Company; (f) any claim arising after the date the Executive signs this Release; (g) any claim for unemployment or workers' compensation benefits; (h) any claim that may not lawfully be released or waived; and (i) any Time-Based RSU or PSU that is vested, earned or remains outstanding and eligible for achievement after the Date of Termination under Exhibit B to the Employment Agreement, and the related settlement rights.
4. Protected Rights. Nothing in this Release limits the Executive's rights described in Section 10(q) of the Employment Agreement, including the right to file a charge with, communicate with, provide information to, or participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the National Labor Relations Board, the Department of Justice, or any other federal, state or local governmental, law enforcement, regulatory or self-regulatory authority, in each case without notice to or approval from the Company, and to receive any award for information provided to any such authority. The Executive does, however, waive any right to individual monetary recovery in any proceeding brought on the Executive's behalf by any such agency, other than a whistleblower award.
5. ADEA Acknowledgments. The Executive acknowledges that: (a) this Release is written in a manner the Executive understands; (b) the Executive is advised in writing to consult with an attorney of the Executive's choosing before signing this Release; (c) the Executive is waiving rights and claims under the ADEA in exchange for consideration to which the Executive is not otherwise entitled; (d) the Executive does not waive any ADEA rights or claims arising after the date the Executive signs this Release; (e) the Executive has been given a period of twenty-one (21) days (or forty-five (45) days if the termination is part of a group termination program, in which case the disclosures required by 29 U.S.C. Section 626(f)(1)(H) are attached) to consider this Release, and if the Executive signs before that period expires the Executive does so knowingly and voluntarily; and (f) the Executive may revoke this Release within seven (7) days after signing it by delivering written notice of revocation to the Company's Chief Legal Officer, and this Release shall not become effective or enforceable until that revocation period has expired without revocation (the “Effective Date of this Release”). No payment conditioned on this Release shall be made before the Effective Date of this Release. If the Executive revokes, no such payment shall be made.
6. Continuing Obligations. The Executive reaffirms the Executive's continuing obligations under Sections 9, 10, 12 and 13 of the Employment Agreement, including the restrictive covenants, cooperation and non-disparagement provisions, and confirms that the Executive has returned all Company property as required by Section 10(i).
7. No Admission; Governing Law; Severability. This Release is not an admission of liability by any Releasee. This Release shall be governed by the law that governs the Employment Agreement. If any provision of this Release is held invalid or unenforceable, the remainder shall continue in full force, provided that if the release in Section 2 is held unenforceable in whole, the Executive shall promptly return the consideration described in Section 1 or, at the Company's election, execute a conforming release.
8. Knowing and Voluntary. The Executive has read this Release, understands it, and signs it knowingly and voluntarily.
EXECUTIVE
_______________________________
ALEX ODAGIU Date: ______________

EXHIBIT E
State-Specific Modifications to Section 10
This Exhibit E modifies Section 10 of the Agreement with respect to the jurisdiction in which the Executive primarily resides and performs services from time to time. Only the provisions applicable to that jurisdiction shall apply. In each case, the earnings thresholds and other statutory figures referenced below are subject to annual adjustment and shall be applied as in effect on the date the covenant is entered into or enforced, as applicable.
1. California. If the Executive primarily resides or works in California: (a) Section 10(g) (Non-Competition) and Section 10(d) (Non-Solicitation of Business) shall be void and of no force or effect as applied to the Executive, consistent with Sections 16600 and 16600.5 of the California Business and Professions Code; (b) the Company shall not attempt to enforce those provisions against the Executive; (c) nothing in Section 10 shall be construed to prohibit the Executive from engaging in any lawful profession, trade or business; (d) Section 10(f) (Confidentiality) and Section 10(e) (Non-Enticement of Personnel) shall remain in effect only to the extent permitted by California law, including the California Uniform Trade Secrets Act; and (e) Section 12 and Section 13(f) shall not be applied to require adjudication outside California or under the law of another state, consistent with Section 925 of the California Labor Code, unless the Executive was individually represented by counsel in negotiating those provisions.
2. Colorado. If the Executive primarily resides or works in Colorado: (a) Section 10(g) (Non-Competition) and Section 10(d) (Non-Solicitation of Business) shall apply only if the Executive earns compensation at or above the applicable threshold for a “highly compensated worker” (and, for the customer non-solicitation covenant, sixty percent (60%) of that threshold) under C.R.S. Section 8-2-113, as adjusted annually by the Colorado Division of Labor Standards and Statistics, both at the time the covenant is entered into and at the time it is enforced; (b) each such covenant applies only to the extent reasonably necessary to protect the Company's trade secrets; (c) the Company shall provide the Executive with a separate written notice of the covenants, in a document distinct from the Agreement, identifying the covenants by section and stating that they apply, delivered together with the offer of employment and at least fourteen (14) days before the earlier of the Executive's acceptance of the offer or the effective date of any additional compensation or change in the terms and conditions of employment that provides consideration for the covenants, and the Executive shall sign that notice; and (d) any dispute regarding the covenants shall be adjudicated under Colorado law and in Colorado.
3. Washington. If the Executive primarily resides or works in Washington: (a) Section 10(g) shall apply only if the Executive's annualized earnings exceed the threshold set forth in RCW 49.62.020, as adjusted annually; (b) the duration of Section 10(g) shall not exceed eighteen (18) months following the Date of Termination and any longer period is presumed unreasonable; (c) if the Executive is terminated as the result of a layoff, Section 10(g) shall be enforceable only if the Company pays the Executive the Executive's base salary for the restraint period, less compensation earned from subsequent employment; and (d) the terms of the covenant were disclosed to the Executive in writing no later than the time the Executive accepted the Company's offer of employment.
4. Illinois. If the Executive primarily resides or works in Illinois: (a) Section 10(g) shall apply only if the Executive's actual or expected annualized earnings exceed the threshold set forth in the Illinois Freedom to Work Act, 820 ILCS 90, as adjusted; (b) Section 10(d) and Section 10(e) shall apply only if the Executive's actual or expected annualized earnings exceed the lower threshold set forth in that Act, as adjusted; (c) the Company advises the Executive in writing to consult with an attorney before entering into the Agreement and provides the Executive with at least fourteen (14) calendar days to review it; and (d) the covenants shall not apply if the Executive's employment is terminated as a result of business circumstances or governmental orders related to a public health emergency, except as permitted by that Act.
5. Massachusetts. If the Executive primarily resides or works in Massachusetts: (a) Section 10(g) shall be enforceable only if it complies with the Massachusetts Noncompetition Agreement Act, M.G.L. c. 149, Section 24L, including that the Agreement be provided to the Executive by the earlier of a formal offer of employment or ten (10) business days before the commencement of employment, expressly state that the Executive has the right to consult with counsel, and be signed by both Parties; (b) the restricted period shall not exceed twelve (12) months following the Date of Termination; (c) Section 10(g) shall not be enforceable if the Executive is terminated without cause or laid off; and (d) the Company shall provide garden leave pay equal to at least fifty percent (50%) of the Executive's highest annualized base salary within the two (2) years preceding termination for the restricted period, or such other mutually agreed consideration as that statute permits.
6. Minnesota. If the Executive primarily resides or works in Minnesota, Section 10(g) shall be void and unenforceable as applied to the Executive pursuant to Minn. Stat. Section 181.988, and Section 12 and Section 13(f) shall not be applied to require adjudication outside Minnesota or under the law of another state without the Executive's consent, consistent with that statute. Sections 10(d), 10(e) and 10(f) shall remain in effect to the extent permitted by Minnesota law.
7. New York. If the Executive primarily resides or works in New York: (a) Sections 10(d), 10(e) and 10(g) shall be enforced only to the extent reasonably necessary to protect the Company's legitimate interests in its trade secrets, Confidential Information, customer, investor and business relationships and goodwill, and the unique nature of the Executive's services, and a court or arbitrator may enforce any such covenant in part to the extent it is reasonable; (b) the Parties acknowledge that the restricted period under Section 10(g) following a Qualifying Termination is the Severance Period, during which the Company pays the Severance Payment; and (c) if New York law in effect when Section 10(g) is enforced conditions the enforceability of a post-employment non-competition covenant on payment to the Executive during the restricted period or limits its duration, the Company may elect, by written notice to the Executive within ten (10) business days after the Date of Termination, either to pay the Executive his Base Salary for the restricted period, less any Severance Payment for the same period, or to shorten or waive the restricted period, and Section 10(g) shall apply only as so modified and only to the extent it complies with that law.
8. New Jersey. If the Executive primarily resides or works in New Jersey: (a) Sections 10(d), 10(e) and 10(g) shall be enforced only to the extent they protect the Company's legitimate business interests, do not impose undue hardship on the Executive and are not injurious to the public, and a court or arbitrator may limit any such covenant in duration, geographic area or scope to the extent necessary to make it enforceable; (b) nothing in Section 10 shall limit any right of the Executive under the New Jersey Conscientious Employee Protection Act or under Section 10(q); and (c) if New Jersey law in effect when Section 10(g) is enforced limits post-employment non-competition covenants to senior executives or conditions them on notice or on payment during the restricted period, the Company shall give any required notice and may make the election described in paragraph 7(c) of this Exhibit E, and Section 10(g) shall apply only to the extent it complies with that law.
9. Connecticut. If the Executive primarily resides or works in Connecticut: (a) Sections 10(d), 10(e) and 10(g) shall be enforced only to the extent reasonable in light of their duration and geographic area, the protection they afford the Company, the restraint they impose on the Executive's ability to pursue his occupation and the interest of the public, and a court or arbitrator may enforce any divisible portion of any such covenant that is reasonable; and (b) if Connecticut law in effect when Section 10(g) is enforced imposes an earnings threshold, a maximum duration, a notice requirement or a requirement of payment during the restricted period on post-employment non-competition covenants, the Company may make the election described in paragraph 7(c) of this Exhibit E, and Section 10(g) shall apply only to the extent it complies with that law.
10. Florida. If the Executive primarily resides or works in Florida: (a) the Parties intend Section 10(g) to be a covered noncompete agreement under Sections 542.41 through 542.45 of the Florida Statutes to the extent those provisions apply, and otherwise to be enforceable under Section 542.335 of the Florida Statutes; (b) the Executive acknowledges that he received a draft of this Agreement, including Section 10, at least seven (7) days before he was required to accept it, that the Company advised him in writing of his right to seek counsel before signing it, and that he was represented by counsel in its negotiation; (c) the Executive acknowledges that in the course of his employment he will receive Confidential Information and develop customer, investor and other business relationships of the Company; and (d) the restricted period under Section 10(g) shall not exceed the period set forth in that Section, notwithstanding any longer period permitted by Florida law.
11. Other Jurisdictions. If the Executive primarily resides or works in any other jurisdiction that restricts, conditions or prohibits any covenant in Section 10, that covenant shall be modified to the minimum extent necessary to comply with such jurisdiction's law, and the Company shall provide any advance notice, consideration or review period required by such law. Nothing in this Exhibit E shall be construed to limit the Company's rights under any applicable trade secret law.
12. Federal and Agency Restrictions. Nothing in Section 10 or this Exhibit E shall be construed to restrict the protected rights described in Section 10(q), or any right the Executive may have under Section 7 of the National Labor Relations Act.